                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by registrant                                  [X]

Filed by a party other than the registrant           [ ]

Check the appropriate box:

   [ ]   Preliminary proxy statement                 [ ]  Confidential for use
                                                          of the Commission only
                                                          (as permitted by Rule
                                                          14a-6(e)(2) ).

   [X]   Definitive proxy statement

   [ ]   Definitive additional materials

   [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                Merchants and Manufacturers Bancorporation, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specific in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2002


To:      The Shareholders of Merchants & Manufacturers Bancorporation, Inc.

You are cordially invited to attend the Annual Meeting of Shareholders of Merchants & Manufacturers Bancorporation; Inc. scheduled for 4:00 P.M. on Tuesday, June 4, 2002 at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin. The meeting will take place in Wehr Hall, #1 shown on the enclosed map. Enter parking lot A at the southwest corner of the Alverno campus from Morgan Avenue.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to greeting you and discussing the condition of your corporation with you.

Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, you may revoke your proxy and vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.

Sincerely yours,

By:   /s/ Michael J. Murry
   -------------------------------------------

Michael J. Murry
Chairman of the Board of Directors

Enclosure

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 2002

TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.:

The Annual Meeting of Shareholders of Merchants and Manufacturers
Bancorporation, Inc. ("Merchants"), will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on Tuesday, June 4, 2002, at 4:00 p.m., for the purpose of considering and voting on:

1. The election of eight Directors to serve until the annual meeting in the year 2005 as Class I Directors. Management's nominees are named in the accompanying Proxy Statement.

2. To consider and vote upon a proposal to amend Merchants' 1996 Incentive Stock Option Plan to increase the number of shares of Merchants' Common Stock reserved for issuance upon the exercise of options granted from 60,000 shares to 210,000 shares.

3. Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed April 15, 2002, as the record date for determining the shareholders of Merchants and Manufacturers Bancorporation, Inc., entitled to notice of and to vote at the meeting, and only holders of Common Stock of Merchants and Manufacturers Bancorporation, Inc. of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

THE BOARD OF DIRECTORS OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE EIGHT PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND NAMED IN THE PROXY STATEMENT AND IN FAVOR OF THE PROPOSAL TO AMEND THE INCENTIVE STOCK OPTION PLAN.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF YOU DO ATTEND THE MEETING, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

Milwaukee, Wisconsin            By Order of the Board of Directors of
April 29, 2002                  Merchants and Manufacturers Bancorporation, Inc.

                                By:   /s/ Michael J. Murry
                                   -------------------------------------------


                                Michael J. Murry, Chairman of the
                                Board of Directors

                 MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
                           14100 WEST NATIONAL AVENUE
                           NEW BERLIN, WISCONSIN 53151

                                 PROXY STATEMENT
                          ANNUAL MEETING - JUNE 4, 2002

                       VOTING OF PROXIES AND REVOCABILITY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Merchants & Manufacturers Bancorporation, Inc., hereinafter called "Merchants," to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 4, 2002, at 4:00 P.M., at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, and at any adjournment(s) thereof (the "Annual Meeting").

The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by Merchants. No solicitation of proxies other than by mail is contemplated, except that officers or employees of Merchants or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. The Proxy Statement and the accompanying Proxy are being sent to Merchants' shareholders commencing on or about April 29, 2002.

Shares owned through participation in Merchants' Dividend Reinvestment Plan will be included on the Proxy you receive and will be voted in accordance with your instructions in the same manner as shares registered in your own name. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals.

The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum, with respect to the matters on which action is to be taken at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the election of management's nominees as directors and FOR the adoption of the proposal to amend the 1996 Incentive Stock Option Plan. If additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment in such matters.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Merchants a written revocation or a duly executed proxy bearing a later date. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person, if they so desire.

                        RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on April 15, 2002, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Merchants entitled to be voted at the Annual Meeting consist of shares of its Common Stock, $1.00 par value ("Common Stock") of which 2,486,633 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters. The Common Stock carries no cumulative voting rights.

                              SHAREHOLDER PROPOSALS

Any shareholders desirous of including any proposal in Merchants' proxy soliciting material for the next regularly scheduled annual meeting of shareholders of Merchants must submit their proposal, in writing, at Merchants' executive offices not later than January 2, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

No person is known to Merchants to own beneficially more than 5% of the outstanding shares entitled to vote at the Annual Meeting.

                                  ANNUAL REPORT

The 2001 Annual Report of Merchants, which includes financial statements for the years ended December 31, 2001, 2000, and 1999, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The Annual Report does not constitute a part of the proxy material.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Board of Directors of Merchants is divided into three classes designated as Class I, II and III, with each class of directors serving staggered three-year terms. The term of office of directors in Class I expires at the Annual Meeting. At the Annual Meeting, shareholders will elect eight Class I directors to serve until Merchants' 2005 annual meeting of shareholders and until their successors are elected and qualified. All of the nominees for Class I directors are currently directors of Merchants. Messrs. Gapinski, Bartels, Rose, and Sass, were elected at the 1999 annual meeting of shareholders of Merchants to serve until the 2002 Annual Meeting. Mr. Sheehan was appointed in 2000 to the Board of Directors of Merchants to serve until the 2002 Annual Meeting. Messrs. Ebenreiter, Pamperin and Judge were appointed in 2001 to the Board of Directors to serve until the 2002 Annual Meeting.

The eight nominees have consented to serve, if elected, and at the date of this Proxy Statement, Merchants has no reason to believe that any of the named nominees will be unable to serve. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the eight nominees listed below.

The information presented below as to principal occupation and shares of Common Stock beneficially owned as of April 1, 2002, is based in part on information received from the respective persons and in part on the records of Merchants.

                         NOMINEES FOR CLASS I DIRECTORS
                             (TERM EXPIRING IN 2005)

    NAME, AGE                 PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Thomas Gapinski           Retired Insurance Executive, director of
Age:  67                  Merchants from 1982 to 1986 and from 1992 to
                          present, director of Lincoln State Bank from
                          1977 to present.

J. Michael Bartels        President Bartels Management Services, Inc.,
Age:  62                  Milwaukee, WI; director of Merchants since
                          1995; director of Franklin State Bank from
                          1982 to present; appointed director of CBG
                          Financial Services, Inc. on January 9, 2002.

Gervase Rose              President Roman Electric Co., Milwaukee WI;
Age:  65                  director of Merchants from 1992 to 1993 and
                          from 1994 to present; director of Franklin
                          State Bank from 1982 to present.

Thomas Sheehan            President and Chief Executive Officer of
Age:  63                  Grafton State Bank from 1989 to 2002;
                          Presently Chairman and Chief Executive
                          Officer of Grafton State Bank; appointed
                          director and vice chairman of Merchants in
                          2000; appointed director of Lincoln State
                          Bank and Franklin State Bank in 2000;
                          appointed director of CBG Mortgage, Inc. in
                          2002.

James Sass                President, Max A. Sass Funeral Home;
Age:  59                  director of Lincoln Community Bank from 1987
                          to February 19, 2002, the effective date of
                          the merger of Lincoln Community Bank and
                          Lincoln State Bank; appointed director of
                          Lincoln State Bank in 2002; director of
                          Merchants from 1993 to present.

Thomas Ebenreiter         Chairman of the Board of Directors,
Age:  74                  President and Chief Executive Officer of
                          Community Bank of Oconto County from 1989 to
                          2002; retired from the above positions and
                          appointed director of Community Bank of
                          Oconto County in 2002; appointed director of
                          Merchants in 2001.

Michael Judge             Attorney, Judge & Krzewinski, S.C., Oconto,
Age:  54                  WI; director Community Bank of Oconto County
                          since 1994; appointed director of Merchants
                          in 2001.

Richard Pamperin          President Premier Community Bank, Marion,
Age:  61                  WI; director of Community Bank of Oconto
                          County since 1989; appointed director of
                          Merchants in 2001.

                         DIRECTORS CONTINUING IN OFFICE

                   CLASS II DIRECTORS (TERM EXPIRING IN 2003)

      NAME, AGE               PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Casimir S. Janiszewski      President, Superior Die Set Corporation, Oak
Age:  49                    Creek, WI; director of Merchants from 1995
                            to present, director of Franklin State Bank
                            from 1982 to 1991, director of Lincoln State
                            Bank from 1991 to present.

David Kaczynski             President, Cardinal Fabricating Corporation,
Age:  62                    Milwaukee, WI; director of Lincoln Community
                            Bank from 1994 to February 19, 2002, the
                            effective date of the merger of Lincoln
                            Community Bank and Lincoln State Bank,
                            appointed director of Lincoln State Bank in
                            2002; director of Merchants from 1994 to
                            present.

Jerome Sarnowski            Retired President, Vishay Cera-Mite
Age:  60                    Corporation, Grafton, WI. Director of
                            Grafton State Bank from 1990 to present;
                            appointed director of Merchants in 2000.

                   CLASS III DIRECTORS (TERM EXPIRING IN 2004)

     NAME, AGE                  PRINCIPAL OCCUPATION AND DIRECTORSHIPS

James Bomberg               President of Merchants from 1994 to present,
Age:  58                    Chief Executive Officer of Merchants since
                            1998, director and president of Lincoln
                            State Bank, from 1991 to 1993; director and
                            president of CBG Services, from 1994 to
                            1996, director of Merchants from 1994 to
                            present. Appointed director of Lincoln State
                            Bank and Franklin State Bank in 2000.

Michael J. Murry            Chairman of the Board of Directors of
Age:  56                    Merchants since 1992; Chief Executive
                            Officer of Merchants from 1982 to 1998 and
                            director of Merchants since 1982, director
                            of Lincoln State Bank since 1983, director
                            of Franklin State Bank since 1992; director
                            Grafton State Bank since 2000; appointed
                            director Community Bank of Oconto County in
                            2002.

Conrad Kaminski             Executive officer of Merchants since 1998,
Age:  67                    President of Lincoln State Bank from 1994 to
                            1998; director of Lincoln State Bank from
                            1992 to present; President of Lincoln
                            Community Bank from 1997 to 1998, director
                            of Lincoln Community Bank since 1997 to
                            February 19, 2002, the effective date of the
                            merger of Lincoln Community Bank and Lincoln
                            State Bank; director of Merchants from 1991
                            to present; president of Merchants from 1991
                            to 1993; executive vice president of
                            Merchants from 1982 to 1991.

Nicholas Logarakis          President, The Logarakis Group, Inc.,
Age:  61                    Franklin, WI; director of Lincoln State Bank
                            from 1977 to present; director of Merchants
                            from 1982 to present; appointed director of
                            CBG Financial Services, Inc. in 2002.

Keith Winters               President, Keith C. Winters & Assoc. Ltd.
Age:  63                    Franklin, WI; director of Franklin State
                            Bank from 1982 to present; director of
                            Merchants from 1989 to present.

James Kacmarcik             President, Kapco, Inc., Grafton, WI:
Age:  40                    director of Grafton State Bank from 1990 to
                            present; appointed director of Merchants in
                            2000; appointed director of CBG Mortgage,
                            Inc. in 2002.

Duane Cherek                Auto dealer, Cherek Lincoln-Mercury,
Age:  57                    Greenfield, WI; director of Lincoln
                            Community Bank from 1987 to February 19,
                            2002, the effective date of the merger of
                            Lincoln Community Bank and Lincoln State
                            Bank; appointed director of Lincoln State
                            Bank in 2002; director of Merchants since
                            1993, director of CBG Services from 1994 to
                            present.

Grafton State Bank, Grafton, WI; Franklin State Bank, Franklin, WI; Community Bank of Oconto County, Oconto Falls, WI; CBG Services Corporation, New Berlin, WI; and CBG Financial Services, Inc., New Berlin, WI are wholly owned subsidiaries of Merchants. CBG Mortgage, Inc. was formed in 2001 and is a wholly owned subsidiary of Grafton State Bank. In 2002 Lincoln Community Bank and Lincoln State Bank merged with Lincoln State Bank remaining as the surviving corporation. In 2002 M&M Services changed its name to CBG Services.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 1, 2002, information as to the beneficial ownership of Common Stock of each continuing director, each nominee for director and three executive officers who are not directors, individually, and all directors and the listed executive officers of the Corporation, as a group.

                                                          COMMON STOCK DIRECTLY,       PERCENT OF
                                                               INDIRECTLY OR             SHARES
        NAME AND OTHER POSITION WITH MERCHANTS           BENEFICIALLY OWNED AS OF     OUTSTANDING
                                                               APRIL 1, 2002
J. Michael Bartels                                              30,009 (2)                1.21
James Bomberg (President & CEO)                                 27,168 (1),(3)            1.09
Duane Cherek                                                    10,956 (4)                 *
Edward Cichurski (Subsidiary President) **                       2,310 (5)                 *
Thomas Ebenreiter                                               24,000                     *
Thomas Gapinski                                                  2,272 (6)                 *
Casimir Janiszewski                                              6,295 (7)                 *
Michael Judge                                                      861                     *
James Kacmarcik                                                  2,867                     *
David Kaczynski                                                  5,245                     *
Conrad Kaminski                                                 48,353 (1),(8)            1.94
John Krawczyk (Exec VP & General Counsel) **                    33,482 (1),(9)            1.35
Nicholas Logarakis                                              28,069 (10)               1.13
James Mroczkowski (Exec VP & CFO) **                            11,523 (1),(11)            *
Michael Murry (Chairman)                                        24,652 (1),(12)            *
Richard Pamperin                                                27,775 (13)               1.12
Gervase Rose                                                     4,619                     *
Jerome Sarnowski                                                19,355                     *
James Sass                                                      11,042 (14)                *
Thomas Sheehan (Vice Chairman)                                  48,159                    1.94
Keith Winters                                                   18,794                     *
Directors and Executive Officers                               387,852                   15.60

(1) Includes shares issuable pursuant to incentive stock option plans exercisable within sixty days of April 1, 2002 as follows: Mr. Bomberg, 2,450 shares, Mr. Kaminski, 4,300 shares, Mr. Krawczyk, 4,950 shares, Mr. Mroczkowski, 3,300 shares and Mr. Murry, 6,900 shares.
(2)  Includes 8,419 shares held in joint tenancy with Mr. Bartels' wife.
(3)  Includes 10,745 shares allocated to Mr. Bomberg under the 401(k) Plan.
(4)  Includes 707 shares held in joint tenancy with Mr. Cherek's wife.
(5)  Includes 127 shares allocated to Mr. Cichurski under the 401(k) Plan.
(6)  Includes 358 shares held in Mr. Gapinski's wife's name.
(7) Includes 2,282 shares held in joint tenancy with Mr. Janiszewski's wife and 3,144 shares held in the name of Superior Die Set Corporation, of which Mr. Janiszewski is President.
(8) Includes 11,185 shares allocated to Mr. Kaminski under the 401(k) Plan, 247 shares held in joint tenancy with Mr. Kaminski's wife and 225 shares held in joint tenancy with Mr. Kaminski's children.
(9) Includes 1,905 allocated to Mr. Krawczyk under the 401(k) Plan, 395 shares held in Mr. Krawczyk's wife's name and 11,632 shares held in trust of which Mr. Krawczyk is trustee.

(10) Includes 495 shares held in Mr. Logarakis' wife's name.
(11) Includes 2,683 shares allocated to Mr. Mroczkowski under the 401(k) Plan.
(12) Includes 9,743 shares allocated to Mr. Murry under the 401(k) Plan.
(13) Includes 23,409 shares held in joint tenancy with Mr. Pamperin's wife and 4,366 shares held in Mr. Pamperin's wife's name.
(14) Includes 1,566 shares held in joint tenancy with Mr. Sass' wife and 873 shares held in Mr. Sass' wife's name.

      *  denotes less than 1% ownership
     ** not a director of Merchants

All shares reported herein are owned with voting and investment power vested in those persons whose names are provided herein or their spouses.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board of Directors held seven meetings during 2001. Each director attended during his/her tenure 75% or more of the total number of meetings of the Board of Directors and its committees of which they were members.

The Board of Directors of Merchants has the following committees:

         The Executive Committee has authority to exercise powers of the Board of Directors when the Board is not in session as authorized by resolution of the Board of Directors and the Bylaws of Merchants. The Executive Committee consists of Messrs. Logarakis, James Sass, Winters, Ebenreiter, Murry, Bomberg, and Sheehan. The Executive Committee held one meeting in 2001.

         THE EXECUTIVE PERSONNEL COMPENSATION COMMITTEE - See Compensation Committee Report on Executive Compensation.

         Compensation for non-executive officers and employees of Merchants and its subsidiaries is determined by the management and directors of Merchants and the respective subsidiary and reviewed by the PERSONNEL/COMPENSATION COMMITTEE OF MERCHANTS. The Personnel/Compensation Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Logarakis, James Sass, Rose, Holton, Staszak, Goodell and Ms. Cameron. The Personnel/Compensation Committee held two meetings during 2001.

         The STOCK OPTION COMMITTEE is responsible for administering Merchants' 1996 Incentive Stock Option Plan. None of the members of the Stock Option Committee is eligible to participate in the Stock Option Plan. The Stock Option Committee consists of Messrs. Sass, Rose, Holton, Cherek, Goodell, Staszak and Logarakis. The Stock Option Committee did not meet in 2001.

         THE AUDIT COMMITTEE - See Audit Committee Report.

         THE MARKETING COMMITTEE assists management in analyzing market trends for the products of the subsidiary banks and in devising strategies for promoting, advertising and selling the services of the subsidiary banks. The Marketing Committee consists of directors of Merchants and the subsidiary banks. The present members are Messrs. Cherek, Dunham, Klose, Kacmarcik, Peterson and Yoap. The Marketing Committee held two meetings during 2001.

         THE ASSET/LIABILITY MANAGEMENT COMMITTEE monitors the interest rate risk of the interest-earning assets of the subsidiary banks in comparison to their interest-bearing liabilities. The Asset/Liability Management Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Bartels, Casey Janiszewski, Dana, Kaczynski, Pamperin, Sarnowski, Zahn and Steven Sass. The Asset/Liability Management Committee held two meetings during 2001.

         THE COMPLIANCE COMMITTEE oversees the establishment of policies and procedures and adherence to such policies and procedures to ensure compliance by Merchants and its subsidiaries with laws, rules and regulations applicable to banks and bank holding companies. The Compliance Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Donald Bartels, Kaczynski, Aguilar, Kranitz, Gapinski and Gary Krawczyk. The Compliance Committee held two meetings during 2001.

         THE TECHNOLOGY COMMITTEE establishes framework within which Merchants will meet the challenges of the new millennium, by providing quality products and services to its varied constituencies in a cost efficient manner, along with ensuring that the internal technological architecture of Merchants meets industry state of the art standards wherever possible. Its members are Messrs. J. Michael Bartels, Casey Janiszewski, Frank Janiszewski, Kacmarcik, Sarnowski, Sharpe and Dunham. The Technology Committee held two meetings during 2001.

         The Board of Directors does not have a standing Nominating Committee.

                              DIRECTOR COMPENSATION

Directors of Merchants who are not employees of Merchants or any of its subsidiaries are paid a fee of $50 for each Board of Directors meeting and $200 for each committee meeting. Fees are only paid for actual attendance at such meetings. Directors of Merchants are also directors of the subsidiary banks of Merchants. As directors of the subsidiary banks, the directors of Merchants receive compensation from the subsidiary banks in varying amounts based on the director compensation schedules of such subsidiary banks.

                        CERTAIN TRANSACTIONS AND REPORTS

Various officers and directors of Merchants and its subsidiaries, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions, including loans, with one or more of Merchants' subsidiary banks in the ordinary course of each such bank's business during 2001. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Merchants' subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

Gary Krawczyk, a director of Franklin State Bank, is a principal of the Krawczyk and Duginski, S.C. law firm that performs legal services for Merchants and its subsidiaries. Krawczyk and Duginski, S.C. lease office space in the Merchants corporate headquarters at terms substantially the same as those offered to other tenants.

Keith C. Winters and Associates, LTD, a business interest of Director Winters, leases office space from Merchants. The lease terms are substantially the same as those offered to other tenants.

Dana Investment Advisors, Inc., a registered investment advisor under the Investment Advisor's Act of 1940, acts as an investment advisor to subsidiaries of Merchants. Michael Dana, President of Dana Investment Advisors, Inc., is a director of Lincoln State Bank. The advisory services are rendered on substantially the same terms and conditions as those prevailing for similar services in the relevant market.

Pursuant to a lease agreement dated September 30, 1999, the 7000 LLC leases the office building housing the Franklin State Bank main office, located at 7000 South 76th Street, Franklin, Wisconsin to Merchants. The 7000 LLC is a Wisconsin Limited Liability Company in which Directors Bartels, Rose, Cherek, Dunham, Kaczynski, Logarakis, Sass, and Aguilar hold members' interests. The annual base rent for the facility amounts to $292,668. The terms of the lease agreement were negotiated between Merchants and 7000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated December 28, 2000, the 14000 LLC leases the office buildings housing the Lincoln State Bank New Berlin branch office, located at 14000 West National Avenue, New Berlin, Wisconsin and Merchants corporate headquarters, along with certain amenities, located at 14100 West National Avenue, New Berlin, Wisconsin, to Merchants. The 14000 LLC is a Wisconsin Limited Liability Company in which Directors Bartels, Rose, Cherek, Dunham, Logarakis, Sass, Aguilar, Sarnowski, Holton, and Kacmarcik hold members' interests. The annual base rent for the facilities amounts to $392,016. The terms of the lease agreement were negotiated between Merchants and 14000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, Merchants' directors and executive officers, as well as certain persons holding more than 10% of Merchants' stock, are required to report their initial ownership of stock and subsequent changes in such ownership to the Securities and Exchange Commission and Merchants (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Merchants' knowledge, and based solely upon a review of the copies of such reports furnished to Merchants, with respect to the fiscal year ended December 31, 2001, it is Merchants' belief that Merchants' directors and executive officers complied with the applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered in all capacities to Merchants and its affiliates for the fiscal years ended December 31, 2001, 2000 and 1999 of the person who was, on December 31, 2001, the Chief Executive Officer of Merchants and of the four highest paid persons whose annual compensation exceeded $100,000 in 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                       Annual Compensation                                Awards
                         ----------------------------------------------      ----------------------------------
                                                                               Securities
       Name and                                           Other Annual         Underlying          All Other
  Principal Position     Year     Salary      Bonus       Compensation       Options/SARs(#)      Compensation

Michael Murry *         2001     $278,808    $75,000           ---                 ---            $ 17,227 (2)
Chairman of the Board   2000     $180,683    $75,000           ---                 ---            $ 13,005 (3)
of Directors of         1999     $122,190    $75,000           ---                 ---            $ 10,493 (4)
Merchants

James Bomberg           2001     $159,315    $55,000           ---                 ---            $ 8,436 (1)
President and Chief     2000     $155,970    $50,000           ---                 ---            $ 8,120 (1)
Executive Officer of    1999     $152,495    $50,000           ---                 ---            $ 8,001 (1)
Merchants

Thomas Sheehan          2001     $170,356    $25,000           ---                 ---            $ 7,800 (1)
Vice Chairman of the    2000     $122,626    $25,725           ---                 ---            $ 4,520 (1)
Board of Directors of   1999     $110,651    $26,740           ---                 ---            $ 3,429 (1)
Merchants

Conrad Kaminski         2001     $142,648    $25,000           ---                 ---            $ 6,577 (1)
President of            2000     $137,922    $20,000           ---                 ---            $ 6,201 (1)
Merchants Milwaukee     1999     $133,411    $20,000           ---                 ---            $ 6,000 (1)
Division

Edward Cichurski (5)    2001     $154,418    $10,000           ---                 ---                ---
President CBG           2000     $  65,263     ---             ---                 ---                ---
Financial Services      1999        ---        ---             ---                 ---                ---

         * See comments under "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION - Chairman of the Board Compensation"

          (1)  Contributions to the Corporation's Defined Contribution 401(k)
               Plan

          (2) Contributions to the Corporation's Defined Contribution 401(k) Plan of $13,989 and life insurance policy premium of $3,238

          (3) Contributions to the Corporation's Defined Contribution 401(k) Plan of $10,138 and life insurance policy premium of $2,867.

          (4) Contributions to the Corporation's Defined Contribution 401(k) Plan of $7,800 and life insurance policy premium of $2,693.

          (5) Mr. Cichurski joined Merchants in July 2000. The amounts presented for 2000 represent the compensation from his hire to December 31, 2000.

EMPLOYMENT AGREEMENTS

In February of 1996, Merchants entered into employment agreements with Messrs. Murry, Bomberg, Kaminski, John Krawczyk and Mroczkowski. At the same time, CBG Services f/k/a M&M Services, a wholly owned subsidiary of Merchants, entered into employment agreements with Messrs. Blonski and Stengel. Messrs. Murry, Bomberg, Kaminski, Krawczyk and Mroczkowski serve as chairman of the board of directors, president and chief executive officer, president Milwaukee division, executive vice president and general counsel, and executive vice president and chief financial officer, respectively, of Merchants. Messrs. Blonski and Stengel are president and chief executive officer and senior vice president and comptroller, respectively, of CBG Services. At the same time, Merchants entered into an employment agreement with Mr. Robert Donaj to serve as compliance officer.

With the exception of the Employment Agreements with Messrs. Murry and Mroczkowski, all of the Employment Agreements replace previous employment agreements with the respective officers.

On April 1, 1999, Grafton State Bank (which became a wholly owned subsidiary of Merchants as of December 31, 1999) entered into employment agreements with Messrs. Sheehan, Jefford Larson, Richard Belling and Peter Schumacher to serve as Chief Executive Officer, Vice President Commercial Loans, Vice President Mortgage Loans and Controller of Grafton State Bank respectively.

On September 8, 2000, Merchants entered into an employment agreement with Mr. Edward Cichurski to serve as President of CBG Financial Services, Inc.

On January 1, 2001, Merchants entered into an employment agreement with Mr. Richard Dennis to serve as President of the Community Bank of Oconto County.

Except for the Employment Agreement with Mr. Murry, all of the Employment Agreements have terms of three years. Mr. Murry's Employment Agreement has a term of five years. Each Employment Agreement is automatically extended on its anniversary date for an additional year, unless either party has given advance notice that the Agreement will not be extended, in which case the Agreement expires at the end of its then-remaining term.

Duties to be performed under the Agreements are set forth in the respective By-Laws and are determined by the respective Board of Directors.

Compensation for services rendered under the Employment Agreements consists of the Base Salary, as defined in the Agreements, and participation in bonus and other benefit plans.

If the Agreements are terminated by the employer prior to their expiration for reasons other than the employee's death, retirement, disability, or other than for cause as defined in the Agreements, or if the employee terminates the Agreement for cause as defined in the Agreement or after a change in control, as defined in the Agreements, then the employee will receive severance payments equal to the sum of the Base Salary in effect at termination plus the cash bonus, if any, for the year prior to termination times the number of years of the remaining employment term. In addition, the employee will receive fringe benefits during such remaining term.

If termination occurs because of death, retirement or for cause, or if the employee terminates without cause, then the employer is obligated to pay the compensation and benefits only through the date of termination.

If termination occurs due to disability, as defined in the Employment Agreements, the employee will be entitled to payment of his Base Salary at 100% for one year and at 75% for the remaining portion of the employment term, adjusted by payments received by the employee pursuant to disability insurance and social security and workers compensation programs.

The Employment Agreements provide that during the employment period and for one year thereafter, the employee will not accept employment with any Significant Competitor, as that term is defined in the Employment Agreements, of the Corporation or its affiliates.

THE 1996 INCENTIVE STOCK OPTION PLAN

On April 25, 1996, the Board of Directors of Merchants adopted the Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan (the "Plan"), which was approved by the shareholders on May 28, 1996.

The Plan replaced the 1986 Incentive Stock Option Plan, which terminated in April 1996. The purpose of the Plan is to advance the interests of Merchants and its subsidiaries by encouraging and providing for the acquisition of an equity interest in Merchants by key employees and by enabling Merchants and its subsidiaries to attract and retain the services of employees upon whose skills and efforts the success of Merchants depends.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan a copy of which may be obtained from Merchants upon request to John Krawczyk, Secretary, 14100 West National Avenue, P.O. Box 511160, New Berlin, WI 53151.

The Plan is administered by the Stock Option Committee of the Board or by any other committee appointed by the Board consisting of not less than three (3) directors (the "Committee"). The Committee is comprised of directors who are disinterested persons within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission. Subject to the terms of the Plan and applicable law, the Committee has the authority to: establish rules for the administration of the Plan; select the individuals to whom options are granted; determine the numbers of shares of Common Stock to be covered by such options; and take any other action it deems necessary for the administration of the Plan.

Participants in the Plan consist of the individuals selected by the Committee. Those selected individuals may include any executive officer or employee of Merchants or its subsidiaries who, in the opinion of the Committee, contribute to Merchants' growth and development.

Subject to adjustment for dividends or other distributions, recapitalizations, stock splits or similar corporate transactions or events, the total number of shares of Common Stock with respect to which options may be granted pursuant to the Plan is 60,000. The shares of Common Stock to be delivered under the Plan may consist of authorized but unissued stock or treasury stock.

The Committee may grant options to key employees as determined by the Committee. The Committee has complete discretion in determining the number of options granted to each such grantee. It is intended that all options granted under the Plan will qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

The exercise price for all options granted pursuant to the Plan is the fair market value of the Common Stock on the date of grant of the option; however, in case of options granted to a person then owning more than 10% of the outstanding Common Stock, the option price will be not less than 110% of the fair market value on such date. The exercise price must be paid in cash at the time of exercise of the options.

Options granted under the Plan must be exercised within ten (10) years from the date of grant, provided that options granted to a person then owning more than 10% of the outstanding stock of Merchants must be exercised before the fifth anniversary of the date of grant. Options not exercised within the stated time period will expire.

The Committee may impose such transfer restrictions on the shares of Common Stock acquired pursuant to the exercise of options under the Plan as may be required, among others, by applicable federal or state securities laws. Merchants has a "right of first refusal" pursuant to which any shares of Common Stock acquired by exercising an option must first be offered to Merchants before they may be sold to a third party. Merchants may then purchase the offered shares on the same terms and conditions (including price) as apply to the potential third-party purchaser.

The Board of Directors of Merchants may terminate, amend or modify the Plan at any time, provided that no such action of the Board, without prior approval of the shareholders may: increase the number of shares which may be issued under the Plan; materially increase the cost of the Plan or increase benefits to participants or change the class of individuals eligible to receive options.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Merchants will not be entitled to a tax deduction when an Incentive Stock Option is exercised. The tax consequences to an optionee upon disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option which qualifies as such under the Internal Revenue Code. Generally, there will be no tax consequences to Merchants in connection with the disposition of shares acquired under an option.

The following table presents information about stock options for Merchants stock granted in 2001 to the officers named in the Summary Compensation Table.

                           STOCK OPTION GRANTS IN 2001

                            Number of
         Name              Securities
                           Underlying      Percent of Total Options
                             Options       Granted to Employees in      Exercise      Expiration        Grant Date
                           Granted (1)         Fiscal Year (1)            Price          Date       Present Value (2)
Michael Murry                  -0-                   -0-                   N/A            N/A              N/A
James Bomberg                  -0-                   -0-                   N/A            N/A              N/A
Thomas Sheehan                 -0-                   -0-                   N/A            N/A              N/A
Conrad Kaminski               1,000                 25.00%               $28.00         1/1/11            $4,865
Edward Cichurski               -0-                   -0-                   N/A            N/A              N/A

          (1) All options granted in 2001 were granted under the 1996 Incentive Stock Plan

          (2) The grant date present value was determined using the Black-Scholes model with the following assumptions: a nine-year expected period of time to exercise; a risk-free rate of return of 4.7%; an expected dividend yield of 2.7%; and a volatility factor of 15.1%.

The following table summarizes for each of the officers named in the Summary Compensation Table the number of shares of Merchants stock acquired upon exercise of options during the fiscal year ended December 31, 2001; the aggregate dollar value realized upon exercise of options; the total number of unexercised options held at the end of the fiscal year ended December 31, 2001; and the aggregate dollar value of in-the-money unexercised options held at the end of the fiscal year ended December 31, 2001. Value realized upon exercise is the difference between fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at the fiscal year-end is the difference between exercise price and the fair market value of the underlying stock on December 31, 2001, which was $26.75 per share. These values, unlike any amount which may be set forth in the column headed "Value Realized" have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; the actual gains, if any, on exercise will depend on the value of Merchants' stock on the date of exercise. As of December 31, 2001, all unexercised options were exercisable.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                        AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of          Value of Unexercised
                          Shares Acquired         Value        Unexercised Options     In-the-Money Options
                            on Exercise          Realized      on December 31, 2001    On December 31, 2001
         Name                   (#)                 $                  (#)                     ($)
Michael Murry                  4,100               ---                6,900                    ---
James Bomberg                  2,500               ---                2,450                    ---
Thomas Sheehan                  ---                ---                 ---                     ---
Conrad Kaminski                1,650             $25,559              4,300                    ---
Edward Cichurski                ---                ---                 ---                     ---

BENEFIT PLANS

Merchants maintains a 401k Profit Sharing Plan for the benefit of all employees who have attained the age of 20-1/2 years and have completed six months of service as of the 401k Profit Sharing Plan anniversary date, June 1st. A participating employee may elect to defer a portion of his or her compensation (between 1% and 15% of base compensation, subject to certain limitations, in 1% increments) and contribute this amount to the 401k Profit Sharing Plan. Deferrals of up to 6% of compensation which are contributed to a trust set up pursuant to the 401k Profit Sharing Plan may be deducted by Merchants for federal income tax purposes. Merchants may make either or both of the following types of contributions out of its net profits to the 401k Profit Sharing Plan
(I) matching contributions up to 1% of base compensation; (ii) discretionary contributions which are based on consolidated earnings of Merchants. Employees of Merchants are fully vested in all amounts contributed to their account under matching and discretionary contributions made by Merchants. Total contributions amounted to $288,000 in 2001. Contributions for Messrs. Murry, Bomberg, Sheehan, Kaminski and Cichurski (the persons listed in the Compensation Table) were $13,989, $8,436, $7,800, $6,000 and $0 respectively. With respect to the investment of individual accounts, a participant may direct the Trustee in writing to invest the vested portion of his/her account in specific assets, including Merchants' securities.

Merchants has established a Salary Continuation Plan to provide retirement income for President James Bomberg. The Salary Continuation Plan is a non-qualified executive benefit plan in which Merchants agrees to pay the executive additional benefits at retirement in return for continued satisfactory performance. The Merchants Continuation Agreement provides for annual retirement benefits of $60,700 for Mr. Bomberg commencing at age 65 and continuing for a period of 15 years. The Salary Continuation Plan is unfunded (no specific assets are set aside by Merchants in connection with the Plan). If the covered executive leaves the bank's employ, either voluntarily or involuntarily, the agreement under the Salary Continuation Plan terminates and the executive receives no benefits unless obligations under the Plan are assumed by a subsidiary of Merchants, because of the executive's employment status with such subsidiary. The Salary Continuation Plan is informally linked with a single premium universal life insurance policy. The executive is the insured under the policy, but Merchants is the owner and beneficiary of the policy. The executive has no claim on the insurance policy, its cash value or the proceeds thereof.

Grafton State Bank has entered into a Salary Continuation Agreement with Mr. Sheehan. Pursuant to the Salary Continuation Agreements Grafton State Bank will pay annual retirement benefits of $72,000 for Mr. Sheehan commencing at age 65 and continuing for life.

Lincoln State Bank and Franklin State Bank have adopted a Deferred Compensation Plan. Participating directors of the banks may elect to defer the directors' fees paid to them until retirement with no income tax payable by the director until retirement benefits are received. The deferral agreement provides for full vesting since the covered director is setting aside his current compensation. Payments begin in the first year following retirement.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

THE COMMITTEE

The Executive Personnel/Compensation Committee meets periodically to review the performance and compensation of certain senior officers of Merchants and its subsidiaries, including all executive officers of Merchants. The Executive Personnel/Compensation Committee is comprised of Messrs. James Sass, Rose, Holton, Cherek, Goodell, Staszak and Logarakis. No member of the Committee is an employee or officer of the Corporation or its subsidiaries. The committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1.0 million per executive. The Committee's recommended compensation amounts meet the requirements for deductibility. The Executive Personnel/Compensation Committee held one meeting during 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Corporations of which Messrs. Sass, Goodell and Logarakis are executive officers had loans with subsidiary banks of Merchants. See "Election of Directors - Certain Transactions." There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Merchants officer is a member of the Committee.

GENERAL POLICY

The compensation objective of Merchants and its subsidiaries is to link compensation with corporate and individual performance in a manner which will attract and retain competent personnel with leadership qualities. The process gives recognition to the compensation practices of competing organizations.

In an effort to achieve the long-term goals of shareholders, the compensation program ties a significant portion of total compensation to the financial performance of the Corporation compared to peer group performance. The Executive Personnel/Compensation Committee makes recommendations on the compensation of the Corporation's officers to the Board of Directors. The Committee's recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer's responsibilities, the officer's long-term performance and tenure, compensation relative to peer group and the officer's role in ensuring the future financial success of the Corporation. Financial goals considered by the Committee include earnings per share, return on equity, asset quality, growth and expense control.

In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chairman of the Board in evaluating performance and establishing salary, bonus, and long-term incentive compensation for individual officers, other than the Chairman. The Committee independently evaluates the performance of the Chairman, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

BASE SALARY

In determining officer salaries, the Committee considers surveys and data regarding compensation practices of similar sized financial institutions with comparable products in similar markets. The Committee also considers the Chairman's assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chairman of the Board and Chief Executive Officer). The Committee independently evaluates the Chairman's and Chief Executive Officer's performance and compares their compensation to peer group data.

ANNUAL BONUSES

Officers of the Corporation and its subsidiaries are awarded annual bonuses in January based on the previous year's financial performance at the discretion of the Committee. The amount of the bonus is recommended to the Committee by the Chairman, based on his and the officer's immediate supervisor's evaluation of the achievement of corporate and individual goals and assessment of subjective factors such as leadership, innovation and commitment to corporate advancement. The Corporation annual incentive bonus is based on the overall consolidated financial performance of the Corporation.

CHAIRMAN OF THE BOARD COMPENSATION

The compensation of the Chairman of the Board has been established at a level which the Committee believed would approximate compensation of the Chairman of the Board with comparable responsibilities of similar organizations and would reflect prevailing market conditions. The Committee took into consideration a variety of factors, including the achievement of corporate financial goals and individual goals. The financial goals included increased earnings, earnings per share, return on equity and asset quality. No formula assigning weights to particular goals was used, and achievement of other corporate performance goals was considered in general. The Committee believes that the total compensation awarded to the Chairman of the Board for 2001 is fair and appropriate under the circumstances.

At the urging of outside parties who reviewed the management succession of the Corporation, the Chairman's participation in the Corporation's day-to-day activities was reduced in 1998 and 1999. In an attempt to ensure the proper functioning of management succession, certain duties performed by the Chairman were delegated to the CEO and other executive officers. Accordingly, the Chairman's salary was decreased from $171,766 in 1997 to $125,232 and $122,190 in 1998 and 1999, respectively. In 1998 and 1999, the Chairman performed certain duties as a financial officer for an unaffiliated manufacturing company, but retained responsibility for business development and strategic planning, as well as over-all responsibility for the Corporation.

Due to the growth and diversification in services and acquisition-related matters, the Chairman's duties were expanded again in January 2000, to again encompass all phases of the Corporation's activities. Accordingly, and as a first step in the review process, the Committee adjusted his salary for the year 2000 to approximate the 1997 level (increased only for cost of living adjustments for the intervening years). As a second step, the Committee in December, 2000 analyzed the Chairman's salary in view of his expanded duties including his acquisition-related activities. The Committee determined that his salary for the year 2000 essentially reflected compensation for duties and responsibilities comparable to those prevailing in 1997 and should be adjusted to reflect current duties and responsibilities as well as the absence of adjustments (except for cost of living increases) during the period from 1997 to 2000.

STOCK OPTIONS

The Executive Personnel/Compensation Committee administers the 1996 Incentive Stock Option Plan. Stock options are designed to furnish long-term incentives to the officers of the Corporation to build shareholder value and to provide a link between officer compensation and shareholder interest. No awards were made under the Stock Option Plan to the officers of the Corporation and its subsidiaries in 2001. Awards are based upon performance, responsibilities and the officer's relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants, the Committee considers information and evaluations provided by the Chairman of the Board. The award of option grants to the Chairman is based on the overall performance of the Corporation and on the Committee's assessment of the Chairman's contribution to the performance and his leadership.

The Executive Personnel Compensation Committee: Nicholas Logarakis, James Sass, Gervase Rose, Thomas Holton, Duane Cherek, Rodney Goodell, and Michael Staszak.

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Mesrrs. Winters, Gapinski, Gary Krawczyk, Aguilar, Steven Sass, Cherek, Judge and Kranitz, each of whom is independent, in accordance with existing requirements applicable to the Corporation. The Audit Committee held four meetings during 2001. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Corporation's auditors and any termination of engagement; (ii) reviewing the plan and scope of audits; (iii) reviewing the Corporation's significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Committee operates under a written charter adopted by the Board, which is attached to this proxy statement as Exhibit A.

The Corporation's management ("Management") is responsible for the Corporation's internal controls and the financial reporting process, including the system of internal controls. The Corporation's independent auditors are responsible for expressing an opinion on the conformity of the of the Corporation's audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement No. 61 (Communication with Audit Committees).

AUDIT FEES

The aggregate fees billed by McGladrey and Pullen, LLP, for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2001 fiscal year amounted to $55,000. McGladrey and Pullen, LLP will also perform an audit of the Corporation's 401(k) plan for a fee of $7,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by McGladrey and Pullen, LLP, for professional services rendered to the Corporation in fiscal year 2001 in connection with the design and implementation of financial information systems amounted to zero.

ALL OTHER FEES

The aggregate fees billed by McGladrey and Pullen, LLP, for the preparation of the Corporations income tax returns, the review of quarterly estimated tax payment calculations for the 2001 fiscal year and development of the Corporation's strategic plan amounted to $96,961.

The Audit Committee has determined that the provision of non-audit services for the 2001 fiscal year by McGladrey & Pullen, LLP, is compatible with maintaining that firm's independence as an independent auditor.

Based on the Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee: Keith Winters, Thomas Gapinski, Gary Krawczyk, Dr. Francisco Aguilar, Steven Sass, Duane Cherek, Michael Judge, and Richard Kranitz.

                 SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

STOCK PRICE PERFORMANCE GRAPH

The following table shows the cumulative total stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index. The graph assumes that the value of the investment in Merchants stock and for each index was $100 on December 31, 1996.


                12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01

Merchants       100.00      160.29      226.21      220.87      166.08      163.37
Nasdaq Bank     100.00      165.90      149.10      140.60      164.70      185.40
S&P 500         100.00      133.10      170.80      206.50      187.80      165.60


Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

                                   PROPOSAL 2

                  PROPOSAL TO INCREASE THE NUMBER OF SHARES OF
               COMMON STOCK TO BE RESERVED FOR ISSUANCE UNDER THE
                           INCENTIVE STOCK OPTION PLAN

Merchants' 1996 Incentive Stock Option Plan was adopted by the shareholders at the Annual Meeting in 1996. The purpose of the Plan is to advance the interests of the shareholders of Merchants by providing opportunity for ownership of the stock of Merchants to present and future officers and key employees of Merchants and its subsidiaries. The Plan is intended to provide an incentive for maximum effort in the successful operation of Merchants and its subsidiaries. The Board of Directors also believes that the Plan will give Merchants an additional type of incentive-based compensation to attract and retain experienced and able employees. Further, the Board of Directors believes that the Plan is an important tool to assist Merchants in acquiring other institutions and retaining experienced employees from those institutions.

A summary description of the Plan is contained herein under "Executive Compensation - 1996 Incentive Stock Option Plan". The Summary is qualified in its entirety by reference to the Plan, which may be reviewed upon request to the Secretary of Merchants.

As adopted in 1996, a maximum of 13,500 shares (20,250 shares after adjustment for the 50% stock dividend declared in 1998) were authorized for grant over the ten (10) year period of the Plan. At the Annual Meeting in 1998 a proposal to increase the number shares available for grant over the ten (10) year to 60,000 shares was approved.

Subject to approval of the shareholders at the Annual Meeting, the Board of Directors, on April 25, 2002 approved an increase in the number of shares available for grant under the Plan. This increase will bring the total shares authorized for grant to 210,000 shares. All other terms and conditions of the Plan will remain in effect. No awards have been made of the additional shares.

Substantially all of the previously authorized 60,000 shares have been granted as stock options. Additional available shares will be used to provide performance-based incentives to key employees and to facilitate future acquisitions.

The increase in the amount of the shares of Common Stock reserved for issue upon the exercise of options granted must be approved by the holders of a majority of the issued and outstanding shares of Common Stock.

The Board of Directors recommends a vote FOR the approval of the resolution amending the 1996 Incentive Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify to the contrary in their proxies or abstain from voting on this matter. The complete text of the amendment is attached to this proxy as Exhibit B.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of McGladrey & Pullen, LLP served as the Corporation's independent auditors for the fiscal year ending December 31, 2001. At its Audit Committee meeting on June 5, 2001 the Audit Committee of Merchants and Manufacturers Bancorporation, Inc. approved the engagement of McGladrey & Pullen, LLP as its independent auditors for the fiscal year ending December 31, 2001 to replace the firm of Ernst & Young, LLP, who were dismissed effective June 5, 2001. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

The reports of Ernst & Young, LLP on the Company's financial statements for the years 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting practices.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000 and December 31, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, LLP would have caused Ernst & Young, LLP to make reference to the matter in their report. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                  OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE OFFICE OF THE SECRETARY, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 14100 WEST NATIONAL AVENUE, P.O. BOX 511160, NEW BERLIN, WISCONSIN, 53151.

                                   By Order of the Board of Directors,


                                   By:   /s/ Michael J. Murry
                                      ------------------------------------------

                                   Michael J. Murry
                                   Chairman of the Board

April 29, 2002

                                    EXHIBIT A

                 MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
                             AUDIT COMMITTEE CHARTER
                              ADOPTED MAY 30, 2000

ORGANIZATION

The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and of MMBC. Members of the audit committee shall be considered independent if they have no relationship to MMBC that may interfere with the exercise of their independence from management and of MMBC. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

- Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

- Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

- Confirm and assure the independence of the independent auditors and the objectivity of the internal auditor.

- Review and concur with management's appointment, termination, or replacement of the internal auditor. Also complete the yearly performance evaluation of the internal auditor.

- Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

- Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

- Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

- Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to MMBC.

- Receive at each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

- Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

- Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

- Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

- On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

- Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

- Review MMBC's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement the year after any significant amendment to the Charter.

                                    EXHIBIT B

RESOLVED, that amended Subsection 5.1 of Section 5 of Merchants and Manufacturers Bancorporation, Inc.'s 1996 Incentive Stock Option Plan shall be, and it hereby is, amended by striking out the first sentence reading as follows:

          "Subject to adjustment as provided in Section 5.3, the total number of shares of stock with respect to which options may be granted pursuant to the Plan shall be 60,000."

and inserting in lieu thereof the following:

          "Subject to adjustment as provided in Section 5.3, the total number of shares of stock with respect to which options may be granted pursuant to the Plan shall be 210,000."

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
                           14100 WEST NATIONAL AVENUE
                              NEW BERLIN, WISCONSIN

                            PROXY FOR ANNUAL MEETING

This Proxy is solicited by the Board of Directors of Merchants and Manufacturers Bancorporation, Inc. ("Merchants") for the Annual Meeting of shareholders on June 4, 2002.

The undersigned hereby constitutes and appoints James Kacmarcik and David Kaczynski, and each of them, with full power to act alone and with power of substitution, to be the true and lawful attorney and proxy of the undersigned to vote at the Annual Meeting of Shareholders of Merchants, to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on June 4, 2002 at 4:00 p.m. (or at any adjournment(s) thereof), the shares of stock which the undersigned would be entitled to vote on the election of Directors, on the proposal to amend the 1996 Incentive Stock Option Plan, and in their discretion on such other business as may properly come before the meeting or adjournment(s). The undersigned hereby revokes any proxy heretofore given and ratifies all that said attorneys and proxies or their substitutes may do by virtue hereof.

1.    ELECTION OF DIRECTORS

      To elect the eight persons listed below as Class I Directors as discussed in the Proxy Statement dated April 29, 2002 attached hereto.

            Thomas Gapinski
            J. Michael Bartels
            Gervase Rose
            James Sass
            Thomas Sheehan
            Thomas Ebenreiter
            Richard Pamperin
            Michael Judge

      [ ]   Elect as Directors the eight nominees listed above.

      [ ]   Withhold authority to vote for the eight nominees listed above.

      [ ] Withhold authority to vote for individual nominees (to withhold authority to vote for any individual nominee, check this box and draw a line through that nominee's name above).

The Board of Directors recommends a vote FOR the election of the eight persons listed above.

2.    AMENDMENT OF THE 1996 INCENTIVE STOCK OPTION PLAN

      To amend the 1996 Incentive Stock Option Plan to increase the number of Merchants' Common Stock reserved for issuance upon the exercise of options granted from 60,000 shares to 210,000 shares.

      [  ]  FOR         [  ]  AGAINST           [  ]  ABSTAIN

The Board of Directors recommends a vote FOR the proposal to amend the 1996 Incentive Stock Option Plan.

If any additional matters are properly presented, the persons named in the proxy will have the discretion to vote in accordance with their own judgment in such matters. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by written notice to the Secretary of the Corporation, or by submitting a later-dated proxy, or by attending the annual meeting. This Proxy will be voted in accordance with instructions given by the stockholder, but if no instructions are given, this Proxy will be voted to elect the persons listed above and FOR adoption of the proposal to amend the 1996 Incentive Stock Option Plan.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated April 29, 2002, and the Proxy Statement enclosed herewith.

Dated                          , 2002
      -------------------------


                                          Number of Shares:
                                                            --------------------


--------------------------------------    --------------------------------------
Signature of Stockholder                  Stockholder's Name (Please print)


--------------------------------------    --------------------------------------
Signature of Stockholder                  Stockholder's Name (Please print)


            (Please sign your name exactly as it appears on the stock certificate. In signing as Executor, Administrator, Personal Representative, Guardian, Trustee, or Attorney, please add your title as such. All joint owners should sign.)

                      2001 ANNUAL REPORT TABLE OF CONTENTS

                                                                             Page
A Message from the Chairman                                                    2

Performance Graphs                                                             5

Selected Consolidated Financial Data                                           7

Selected Quarterly Financial Data                                              8

Management's Discussion and Analysis of Financial
    Conditions and Results of Operations                                       8

Business of The Corporation                                                   23

Report of Management                                                          26

Report of Independent Auditor                                                 27

Consolidated Balance Sheets                                                   28

Consolidated Statements of Income                                             29

Consolidated Statements of Changes in Stockholders' Equity                    30

Consolidated Statements of Cash Flows                                         31

Notes to Consolidated Financial Statements                                    33

Boards of Directors                                                           61

Investor Information                                                          64

A MESSAGE FROM THE CHAIRMAN

DEAR FRIENDS AND STOCKHOLDERS,

I am pleased to report that our financial performance in the year 2001 has exceeded our expectations and is reflected not only in our quarterly and financial data but in the improved price of MMBC shares.

Net income totaled $5.7 million, an increase of 19.7% from $4.8 million earned a year ago. On a per-share basis, our earnings rose to $2.25, compared with $1.87 last year. A detailed explanation of our 2001 results is contained in this report and a capsule summary is provided in graph format.

Not long ago, when bankers spoke about growth, they referred to internal growth
- increased deposits, more loans outstanding and improved fee income. As regulatory barriers have fallen, international boundaries blurred, new technologies proliferated and as non-traditional institutions entered the financial arena, a new business model has emerged. The old linear growth model has been superseded by a multi-directional concept that provides new opportunities at the same time as it adds increased safety through diversification.

In order to accommodate our new growth strategy, it became necessary to reorganize our business structure at the holding company. The reorganization which was completed in the year 2000 is working well and continues to evolve. I would like to take this opportunity to explain how the individual pieces fit into the overall plan.

ACQUISITIONS: STRENGTH THROUGH GROWTH

Our acquisition strategy is key to our growth program. The new member banks of the Community BANCGROUP not only increase our asset base but provide us with new markets for our expanding service packages. They also bring us a base of expertise in new fields and give us representation in some of the state's vital growth areas. We in turn offer them products, systems, services and resources that augment their strength and make them more competitive in the communities they serve.

In 2001, we completed the acquisition of the Community Bank of Oconto County. In addition to retail and commercial representation in the upper Green Bay market, our Community BANCGROUP Financial Services subsidiary has established an association with T&M Financial Services and has opened a Link Financial Services office on the bank premises.

LINK COMMUNITY FINANCIAL SERVICES: STRENGTH THROUGH DIVERSIFICATION

Link Community Financial Services continues to implement an aggressive growth strategy. Since the opening of the first office in Franklin State Bank in 2001, Link has added facilities in New Berlin, Grafton and Oconto Falls and will be represented in our new Brookfield bank. A new agreement with O.N. Equity Sales Company provides a more attractive fee basis for Link and offers additional support in the areas of services and personnel.

If you have not already taken advantage and visited with your nearest Link representative, please do so at your earliest convenience. A business reply mail card is available in the back pocket of this report. Whatever your financial plans require, you will find the same superior service from our Link representative that you have been accustomed to from our traditional banking personnel. A Link representative can help with security for a new family, providing for an education, building of an insurance estate or building wealth through numerous other investment and insurance vehicles.

As our banking family expands, we anticipate a further expansion of Link facilities. Link is setting roots for growth and profitability throughout our Community BANCGROUP organization.

CBG: STRENGTH IN OPERATIONS

Our traditional banking operations continue to be updated and improved to meet the challenges of the future. In 2001, we completed the development of a strategic plan that will serve as a blueprint for our success over the next 5 years. The plan is so constructed as to enable us to continually upgrade and improve it in line with new opportunities and changing circumstances. A new information system will enable us to identify our best customers and promote the cross-selling of products and services. Our operational system structure has been redefined to promote greater efficiencies and to enable our new banking partners to save costs and improve customer services by offloading key administrative tasks to centralized accounting and human resource services. Our mortgage department has been centralized at Community BANCGROUP (CBG) Mortgage to provide faster response and improved quality controls.

In 2001, we obtained the necessary approvals to consolidate Lincoln Community Bank and Lincoln State Bank to improve efficiency and strengthen identity for marketing purposes. This was completed in March of 2002.

COMMERCIAL LENDING: STRENGTH THROUGH VISION

Commercial banking has always been the cornerstone of our success and remains the single most profitable avenue to growth. Business today is much more capital intensive than ever before. In heavy industry, old-fashioned manually operated machines have been supplanted by more productive computer-controlled varieties that require high initial investment as well as ongoing support costs for programmers and operators. In service industries, electronically based communications tools demand frequent replacement and ongoing training courses. By growing through acquisition, we are vastly increasing our capacity to serve our traditional business customers as well as those of our member banks. Today, we are able to make and participate in larger commercial loans and offer up-to-date financial services to commercial customers throughout our marketing area. In 2001, we substantially improved our cashflow management systems and other business offerings. To meet increased demand, we have added manpower in the commercial lending sector and expanded training over the whole scope of our offerings. Working with our commercial lenders, Link Community Financial Services professionals can assist customers in developing employee retirement plans and other lucrative fee-based products.

RETAIL BANKING: STRENGTH THROUGH CUSTOMER RELATIONSHIPS

Following the development of our strategic plan, our retail banking group began a number of initiatives to enhance the relationship our customers have with their banks. We started an extensive training program to ensure that our bankers help our customers meet their financial goals by developing useful relationships with them and by offering a menu of new products that fit their individual needs. We completely updated our interactive bank web sites to provide customers with more information and total access to their accounts including direct access to their credit card statements and other credit products. We continue to expand our residential mortgage operation and will be offering the ability to apply for a home mortgage on line during the second quarter of 2002 through CBG Mortgage, Inc. The ability to offer these products and services through our Community BANCGROUP member banks expands the value of that brand while maintaining our strong commitment to the local communities we serve and will provide a source of value for years to come. It will enable us to attract new member banks that see the value in becoming part of a strong and progressive organization.

COMMUNITY ACTIVITIES: STRENGTH THROUGH SERVICE

Our community orientation is stronger than ever. Just as we bring expanded capabilities in commercial and personal financial services to our communities, our member banks and our employees are maintaining our proud tradition of social and community service. I would like to highlight the outstanding record of a very special member of our bank family, Connie Kaminski, whose long and distinguished record of service is well known throughout southeastern

Wisconsin. This past year, Connie's achievements were the subject of a cover story in the Small Business Times. They have given their kind permission to reprint excerpts from that feature and they are included in this report. Connie's many contributions over the years reflect his generous spirit and dedication to his family, to our organization and to the community we serve. He continues to set the highest standards for all of us and for the community banking profession. Through the fine work of the Lincoln Neighborhood Redevelopment Corporation, we have been active in the renewal of this inner-city area and attracted many valuable new customers. LNRC's excellent staff - working in concert with our employees, other banks and businesses and local and national officials - continues to make a positive difference in the lives of the customers whom they serve. Included with this Annual Report is their newly published "Report to the Community." Please take some time to read it in order to more fully appreciate the increased scope of their mission and their outstanding record of success.

I would like to express my personal thanks to all those employees and directors in all our service areas who generously give of their own time to improve the quality of life for all our citizens.

CORPORATE CITIZENSHIP: STRENGTH THROUGH UNITY

No summary of the year 2001 would be complete without mention of the tragic events of September 11th. Our employees contributed generously to relieve the sufferings of the survivors of September 11th and their families and, in the financial instability that followed the attack, assisted commercial customers in preserving and maintaining the businesses that provide jobs to so many of our citizens.

Patriotism takes many forms. Our ancestors came to this country to secure a better life for themselves and their children, and throughout the years, we in the banking industry have helped make that dream possible. We provide the seed money for new business ventures, the mortgages that open the door to home ownership, and the educational loans that ensure the accomplishments of the next generation.

Our company was founded through the efforts of a group of Polish immigrants. Today, the institution which they started is active in helping other citizens from other lands achieve the American dream. The idea of banding together for strength and prosperity is the American tradition. It started with the 13 colonies and progressed through the many nationalities who call this country home. It is fitting that it reflects our effort to serve individual communities by creating a family of independent banks working together to preserve, support and extend the American way of life.

Our country's motto might also be our own: "E pluribus unum - out of many, one."

Yours sincerely,

By:   /s/ Michael J. Murry
   --------------------------------

Michael J. Murry

                               PERFORMANCE GRAPHS


EARNINGS PER SHARE

[BAR CHART]

1996      $1.12
1997      $1.60
1998      $1.77
1999      $1.58
2000      $1.87
2001      $2.25

- We enjoyed strong earnings growth in 2001 as earnings per share was $2.25 in 2001, a 20.3% increase over 2000.

- Earnings per share has increased at an annual compound growth rate of 12.3% over the last 5 years.


NET INCOME

[BAR CHART]

          $'S IN MILLIONS
1996      $2.8
1997      $3.9
1998      $4.5
1999      $4.1
2000      $4.8
2001      $5.7

-     We recorded net income of 5.7 million in 2001, a 19.7% increase over 2000.

- Net Income has increased at an annual compound growth rate of 12.9% over the last 5 years.


RETURN ON AVERAGE EQUITY

[BAR CHART]

1996       7.63%
1997      10.24%
1998      10.40%
1999       9.00%
2000      10.18%
2001      11.15%

- Our return on average equity increased to 11.15% in 2001 despite an increase in our equity/assets ratio from 8.08% in 2000 to 8.71% in 2001.

- We intend to continue to increase our return on average equity through earnings growth and continued prudent leverage of our capital position.


EFFICIENCY RATIO

[BAR CHART]

1996      74.0%
1997      67.8%
1998      67.5%
1999      69.4%
2000      67.3%
2001      66.0%

- Despite substantial investments in people, technology and product innovation during 2001, our efficiency ratio continues to improve as it decreased to 66.0% in 2001.

- While we will continue to invest in the future, our efficiency ratio should continue to improve as we leverage our fixed costs over a larger asset base.

TOTAL ASSETS

[BAR CHART]

          $'S IN MILLIONS
1996      $403
1997      $441
1998      $495
1999      $533
2000      $600
2001      $608

- Due to slower loan growth, assets increased a modest 1.3% in 2001 to $608 million.

- Assets have increased at an annual compound growth rate of 7.1% over the last 5 years.


TOTAL LOANS

[BAR CHART]

          $'S IN MILLIONS
1996      $269
1997      $310
1998      $345
1999      $396
2000      $473
2001      $477

- Due to declining interest rates and weak economic conditions, we ended 2001 with a loan portfolio of $477 million, an increase of just 0.9% over 2000.

- Despite limited growth in 2001, our loan portfolio has increased at an annual compound growth rate of 10.1% over the last 5 years.


NONPERFORMING ASSETS TO TOTAL ASSETS

[BAR CHART]

1996      0.39%
1997      0.34%
1998      0.32%
1999      0.44%
2000      0.32%
2001      0.75%

- Due to weak economic conditions, our ratio of nonperforming assets to total assets increased to 0.75% in 2001.

- We are confident our loan portfolio remains healthy as our ratio of charge-offs to average loans was just 0.11% in 2001.


ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS

[BAR CHART]

1996      1.11%
1997      1.02%
1998      1.00%
1999      1.01%
2000      1.05%
2001      1.15%

- The difficult economic environment spurred us to increase our ratio of allowance for loan losses to total loans to 1.15% in 2001.

-     Our allowance for loan losses was $5.5 million at the end of 2001.

                             SELECTED FINANCIAL DATA

      The following table summarizes our certain historical financial data. This information is derived in part from, and should be read in conjunction with, the our Consolidated Financial Statements presented elsewhere herein (dollars in thousands, except per share data):

                                                AT OR FOR THE YEAR ENDED DECEMBER 31, (1)
                                          2001        2000        1999        1998        1997
                                        --------    --------    --------    --------    --------
INCOME STATEMENT DATA:
   Interest income (taxable
     equivalent) (2) ................   $ 43,782    $ 43,256    $ 36,092    $ 34,534    $ 31,448
   Interest expense .................     19,798      21,718      15,863      15,978      14,156
                                        --------    --------    --------    --------    --------
   Net interest income ..............     23,984      21,538      20,229      18,556      17,292
   Provision for loan losses ........      1,125       1,239         974         348         256
                                        --------    --------    --------    --------    --------
   Net interest income after
     provision for loan losses ......     22,859      20,299      19,255      18,208      17,036
   Noninterest income ...............      4,682       4,395       3,815       3,689       2,833
   Merger related expenses ..........         --         296         490          --          --
   Noninterest expense ..............     18,554      16,757      15,793      14,707      13,467
                                        --------    --------    --------    --------    --------
   Income before provision for income
     taxes ..........................      8,987       7,641       6,787       7,190       6,402
   Provision for income taxes .......      2,733       2,267       2,129       2,240       2,184
   Less taxable equivalent adjustment        546         606         594         469         274
                                        --------    --------    --------    --------    --------
   Net income .......................   $  5,708    $  4,768    $  4,064    $  4,481    $  3,944
                                        ========    ========    ========    ========    ========
DIVIDENDS:
   Common stock .....................   $  1,802    $  1,599    $  1,432    $  1,216    $    926
   Dividend payout ratio ............      31.57%      33.54%      35.24%      27.14%      23.48%
PER SHARE DATA:
   Net income-Basic .................   $   2.25    $   1.87    $   1.58    $   1.77    $   1.60
   Net income-Diluted ...............       2.24        1.86        1.55        1.72        1.56
   Book value .......................      20.97       19.24       17.80       17.60       16.48
BALANCE SHEET DATA:
   Investment securities ............   $ 66,143    $ 78,847    $ 83,997    $ 78,744    $ 77,909
   Loans, net .......................    477,332     473,161     395,533     344,585     309,591
   Total assets .....................    608,020     600,460     533,268     494,802     440,591
   Total deposits ...................    477,785     458,051     430,225     419,858     380,856
   Short-term borrowings ............     17,046      43,928      14,879      29,836      10,276
   Long-term borrowings .............     55,800      44,700      38,900      12,100       4,450
   Total stockholders' equity .......     52,929      48,515      45,735      44,581      41,435
EARNINGS RATIOS:
   Return on average total assets ...       0.95%       0.84%       0.81%       0.97%       0.95%
   Return on average total
     stockholders' equity ...........      11.15       10.18        9.00       10.40       10.24
   Net interest margin (3) ..........       4.21        4.05        4.34        4.29        4.46
   Efficiency ratio (4) .............      65.98       67.33       69.44       67.54       67.84
ASSET QUALITY RATIOS:
   Allowance for loan losses to loans       1.15        1.05        1.01        1.00        1.02
   Nonaccrual loans to loans (5) ....       0.92        0.38        0.56        0.45        0.41
   Allowance for loan losses to
     nonperforming loans (5) ........     125.60      276.03      179.79      222.75      251.10
   Nonperforming assets to total
     assets (6) .....................       0.75        0.32        0.44        0.32        0.34
   Net loan charge-offs to average
     loans ..........................       0.12        0.06        0.11        0.02        0.02
CAPITAL RATIOS:
   Total stockholders' equity to
     total assets ...................       8.71        8.08        8.58        9.01        9.40
   Total capital to risk-weighted
     assets ratio ...................      11.53       11.19       12.42       12.85       13.00
   Tier 1 capital to risk-weighted
     assets ratio ...................      10.43       10.14       11.44       11.91       12.93
   Tier 1 capital to average assets
     ratio ..........................       8.72        8.25        9.44        9.60        9.91

(1) Restated to reflect the January 16, 2001 acquisition of CBOC, Inc. and the December 31, 1999 acquisition of Pyramid Bancorp both acquisitions were accounted for as pooling-of-interests.

(2) Taxable-equivalent adjustments to interest income involve the conversion of tax-exempt sources of interest income to the equivalent amounts of interest income that would be necessary to derive the same net return if the investments had been subject to income taxes. A 34% incremental income tax rate, consistent with our historical experience, is used in the conversion of tax-exempt interest income to a tax-equivalent basis.

(3) Net interest margin is the ratio of net interest income (expressed on a tax-equivalent basis) to average interest-earning assets.

(4) Efficiency ratio is the ratio of noninterest expense to the sum of net interest income and noninterest income.

(5) Nonperforming loans consist of nonaccrual loans and certain loans with restructured terms.

(6)   Nonperforming assets consist of nonperforming loans and other real estate.

                        SELECTED QUARTERLY FINANCIAL DATA

The following table sets forth certain unaudited income and expense data on a quarterly basis for the periods indicated:

                                                   2001                                          2000 (1)
                             DECEMBER    SEPTEMBER      JUNE       MARCH     DECEMBER    SEPTEMBER      JUNE       MARCH
                             ---------------------------------------------------------------------------------------------
                                                      DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA
Interest income
  (taxable-equivalent) (2)   $  10,292   $  10,917   $  11,136   $  11,437   $  11,535   $  11,200   $  10,604   $   9,917
Interest expense .........       3,954       4,710       5,198       5,936       6,062       5,809       5,235       4,612
                             ---------------------------------------------------------------------------------------------
   Net interest income ...       6,338       6,207       5,938       5,501       5,473       5,391       5,369       5,305
Provision for loan losses          259         306         306         254         737         140         187         175
Noninterest income .......       1,355       1,094       1,210       1,023       1,738         894         904         859
Noninterest expense ......       4,952       4,534       4,538       4,530       4,859       3,948       3,951       4,295
                             ---------------------------------------------------------------------------------------------
   Income before taxes ...       2,482       2,461       2,304       1,740       1,615       2,197       2,135       1,694
Income taxes .............         785         773         702         473         554         633         623         457
Less taxable-equivalent
  adjustment .............         135         131         139         141         146         153         150         157
                             ---------------------------------------------------------------------------------------------
   Net income ............   $   1,562   $   1,557   $   1,463   $   1,126   $     915   $   1,411   $   1,362   $   1,080
                             =============================================================================================
Basic earnings per share .   $    0.62   $    0.61   $    0.58   $    0.44   $    0.37   $    0.55   $    0.53   $    0.42
Diluted earnings per share   $    0.62   $    0.61   $    0.57   $    0.44   $    0.37   $    0.55   $    0.53   $    0.41
Dividends per share ......   $    0.17   $    0.17   $    0.22   $    0.15   $    0.15   $    0.15   $    0.20   $    0.15

(1) Restated to reflect the January 16, 2001 acquisition of CBOC, Inc. which was accounted for as a pooling-of-interests.

(2) Taxable-equivalent adjustments to interest loans involve the conversion of tax-exempt sources of interest income to the equivalent amounts of interest income that would be necessary to derive the same net return if the investments had been subject to income taxes. A 34% incremental income tax rate, consistent with our historical experience, is used in the conversion of tax-exempt interest income to a tax-equivalent basis.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL

      The following presents management's discussion and analysis of our financial condition and results of operations as of the dates and for the periods indicated. You should read this discussion in conjunction with our "Selected Consolidated Financial Data", our consolidated financial statements and the accompanying notes, and the other financial data contained elsewhere in this report.

      This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:
(1) expected cost savings and synergies from our recently completed merger of CBOC, Inc. might not be realized within the expected time frame; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs; (3) changes in management's estimate of the adequacy of the allowance for loan losses; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and our net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) our ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) our ability to access cost-effective funding; (9) changes in financial markets and general economic conditions; (10) new legislation or regulatory changes; and (11) changes in accounting principles, policies or guidelines.

      Certain statements contained in or incorporated by reference into this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "may," "will," "should," "expect," "plan," "intend," "anticipate," "could," "believe," "estimate," "predict," "objective," "potential," "projection," "forecast," "goal," "project," "anticipate," "target" and similar expressions. These forward-looking statements may include, among other things:

      - statements relating to projected growth, anticipated improvements in earnings, earnings per share and other financial performance measures, and management's long term performance goals;

      - statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

      - statements relating to our business and growth strategies, including potential acquisitions; and

      - any other statements which are not historical facts.

      Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur. In addition, our past results of operations do not necessarily indicate our future results.

NET INTEREST INCOME

      Net interest income equals the difference between interest earned on assets and the interest paid on liabilities and is a measure of how effectively management has balanced and allocated our interest rate sensitive assets and liabilities. Net interest income is the most significant component of earnings. Taxable-equivalent adjustments to interest income involve the conversion of tax-exempt sources of interest income to the equivalent amounts of interest income that would be necessary to derive the same net return if the investments had been subject to income taxes on a fully tax equivalent basis. A 34% incremental income tax rate, consistent with our historical experience, is used in the conversion of tax-exempt interest income to a taxable-equivalent basis.

      Net interest income on a fully tax equivalent basis increased to $24.0 million in 2001, compared with $21.5 million in 2000 and $20.2 million in 1999. This increase of $2.5 million in net interest income in 2001 was due primarily to an increase in the net interest margin from 4.05% in 2000 to 4.21% in 2001.

      The total increase in average earning assets was primarily due to an increase in average loans of $36.8 million. All of the loan growth was internally generated. Interest bearing liabilities increased $29.1 million in 2001. Our entrance into new markets, introduction of new products and the pricing of money market deposits were contributing factors to the growth in deposits.

         The following table sets forth, for the periods indicated, information regarding the average balances of assets and liabilities and the total dollar amount of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resulting yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities, and net interest margin. Average balances have been calculated using average daily balances during such periods (dollars in thousands):


                                                                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                 -------------------------------------
                                                2001                               2000                             1999
                                              --------                           --------                         --------
                                   AVERAGE               AVERAGE     AVERAGE                AVERAGE    AVERAGE              AVERAGE
                                   BALANCE    INTEREST    RATE       BALANCE     INTEREST     RATE     BALANCE    INTEREST   RATE
                                   -------    --------    ----       -------     --------     ----     -------    --------   ----
ASSETS
Loans,net (1)(2)                   $477,412    $38,402    8.04%      $440,573    $37,227      8.45%    $367,373    $29,995   8.16%
Loans exempt from federal
    income taxes (3)                  1,656        150    9.06%         2,041        177      8.67%       2,020        171   8.47%
Taxable investment
    securities (4)                   21,653      1,259    5.81%        28,001      1,757      6.27%      23,694      1,471   6.21%
Mortgage-related securities (4)      31,638      1,985    6.27%        32,978      2,150      6.52%      36,688      2,083   5.68%
Investment securities exempt
    from federal income
    taxes (3)(4)                     21,311      1,455    6.83%        22,297      1,605      7.20%      22,460      1,577   7.02%
Other securities                     15,377        531    3.45%         5,816        340      5.85%      14,318        795   5.55%
                                   --------    -------               --------    -------               --------    -------
Interest earning assets             569,047     43,782    7.69%       531,706     43,256      8.14%     466,553     36,092   7.74%
Non interest earning assets          31,791                            33,349                            32,484
                                   --------                          --------                          --------
Average assets                     $600,838                          $565,055                          $499,037
                                   ========                          ========                          ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
NOW deposits                        $32,715        585    1.79%       $35,854        708      1.97%     $34,394        568   1.65%
Money market deposits                87,213      3,168    3.63%        62,677      3,153      5.03%      46,334      1,707   3.68%
Savings deposits                     72,209      1,224    1.70%        73,751      1,587      2.15%      74,797      1,582   2.12%
Time deposits                       209,297     10,715    5.12%       201,513     11,174      5.55%     207,894     10,515   5.06%
Short-term borrowings                24,723      1,260    5.10%        31,520      2,197      6.97%      13,598        728   5.35%
Long-term borrowings                 53,296      2,846    5.34%        45,051      2,899      6.43%      13,773        763   5.54%
                                   --------    -------               --------    -------               --------    -------
Interest bearing liabilities        479,453     19,798    4.13%       450,366     21,718      4.82%     390,790     15,863   4.06%
Demand deposits and other non
  interest bearing liabilities       70,197                            67,855                            63,084
Stockholders' equity                 51,188                            46,834                            45,163
                                   --------                          --------                          --------
Average liabilities and
    stockholders' equity           $600,838                          $565,055                          $499,037
                                   --------                          --------                          --------
Net interest spread (5)                        $23,984    3.56%                  $21,538      3.31%                $20,229   3.68%
                                               -------    ----                   -------      ----                 -------   ----
Net interest earning assets         $89,594                           $81,340                           $75,763
                                    -------                           -------                           -------
Net interest margin (6)                                   4.21%                               4.05%                          4.34%
                                                          ====                                ====                           ====
Ratio of average interest-earning
    assets to average
    interest-bearing liabilities                          1.19                                1.18                           1.19
                                                          ====                                ====                           ====

(1) For the purpose of these computations, nonaccrual loans are included in the daily average loan amounts outstanding.

(2) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual status during the period indicated.

(3) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

(4) Average balances of securities available-for-sale are based on amortized cost.

(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is represented on a fully tax equivalent basis.

(6) Net interest margin represents net interest income as a percentage of average interest earning assets.

         The following table sets forth the effects of changing interest rates and volumes of interest earning assets and interest bearing liabilities on our net interest income. Information is provided with respect to (i) effect on net interest income attributable to changes in volume (changes in volume multiplied by prior rate), (ii) effects on net interest income attributable to changes in rate (changes in rate multiplied by prior volume), (iii) changes in a combination of rate and volume (changes in rate multiplied by changes in volume), and (iv) net change:

                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                      -------------------------------
                                                       2001 VS. 2000                                    2000 VS. 1999

                                                     INCREASE/(DECREASE)                              INCREASE/(DECREASE)
                                                           DUE TO                                           DUE TO
                                                     -------------------                              -------------------
                                                                             TOTAL                                          TOTAL
                                                                VOLUME      INCREASE                 VOLUME                INCREASE
                                           VOLUME     RATE      & RATE     (DECREASE)      VOLUME    & RATE      RATE     (DECREASE)
                                           ------     ----      ------     ----------      ------    ------      ----     ----------
                                                                              (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
   Loans, net (1)                         $ 3,113    ($1,788)   ($  150)    $ 1,175       $ 5,977   $ 1,047     $   208     $ 7,232
   Loans exempt from federal income
     taxes (2)                                (33)         8         (2)        (27)            2         4           0           6
   Taxable investment securities             (398)      (129)        29        (498)          267        16           3         286
   Mortgage-related securities                (87)       (81)         3        (165)         (211)      309         (31)         67
   Investment securities exempt from
     federal income taxes (2)                 (71)       (83)         4        (150)          (11)       39           0          28
   Other securities                           559       (139)      (229)        191          (472)       42         (25)       (455)
                                          -------    -------    -------     -------       -------   -------     -------     -------
     Total interest-earning assets        $ 3,083    ($2,212)     ($345)    $   526       $ 5,552   $ 1,457     $   155     $ 7,164
                                          =======    =======      =====     -------       =======   =======     =======     -------

Interest-Bearing Liabilities:
   NOW deposits                              ($62)   ($   67)   $     6       ($123)      $    24   $   111     $     5     $   140
   Money market deposits                    1,234       (876)      (343)         15           602       624         220       1,446
   Savings deposits                           (33)      (337)         7        (363)          (23)       28           0           5
   Time deposits                              432       (858)       (33)       (459)         (323)    1,013         (31)        659
   Short-term borrowings                      530       (493)       (90)        (53)        1,733       123         280       2,136
   Long-term borrowings                      (473)      (591)       127        (937)          959       220         290       1,469
                                          -------    -------    -------     -------       -------   -------     -------     -------
     Total interest-bearing liabilities   $ 1,628    ($3,224)   ($  326)    ($1,920)      $ 2,972   $ 2,119     $   764     $ 5,855
                                          =======    =======    =======     -------       =======   =======     =======     -------
Net change in net interest income                                           $ 2,446                                         $ 1,309
                                                                            =======                                         =======

(1) Interest earned on loans includes loan fees (which are not material in amount) and interest income which has been received from borrowers whose loans were removed from nonaccrual during the period indicated.

(2) Taxable-equivalent adjustments were made using a 34% corporate tax rate for all years presented in calculating interest income and yields.

PROVISION FOR LOAN LOSSES

         During 2001, we made a provision of $1.1 million to the allowance for loan losses, as compared to a provision of $1.2 million in 2000 and $974,000 in 1999. The increased 2000 and 2001 provisions reflects the growth in the overall loan portfolio especially in higher risk categories of commercial and consumer (primarily automobile) loans and management's assessment of general economic conditions. Net loan charge-offs for 2001 increased by $296,000, over 2000 to $572,000. This compares to charge-offs of $413,000 in 1999. Although we consider the allowance for loan losses to be adequate to provide for potential losses in the loan portfolio, there can be no assurance that losses will not exceed estimated amounts or that the subsidiary banks will not be required to make further and possibly larger additions to their allowance in the future.

NON-INTEREST INCOME

Non-interest income increased $287,000 in 2001 and $580,000 in 2000. The composition of non-interest income is shown in the following table (in thousands).

                                                        For the Year Ended December 31,
                                                   2001              2000              1999
                                                   ----              ----              ----
       Service charges on deposit accounts       $1,302            $1,162            $1,087
       Service charges on loans                     722               523               458
       Securities gains, net                         88                 2                 9
       Gain on sale of loans, net                   332                33                74
       Net gain on sale of premises                 557             1,053               633
       Other                                      1,681             1,622             1,554
                                                  -----             -----             -----
           Total noninterest income              $4,682            $4,395            $3,815
                                                 ======            ======            ======

         Service charge income on deposit accounts increased $140,000 in 2001 and $75,000 in 2000. The increases in both years can be attributed to growth in accounts subject to service charges as well as growth in overdraft fees collected in those years.

         Service charges on loans increased $199,000 from $523,000 in 2000 to $722,000 in 2001. The increase is due directly to the amount of mortgage and commercial loans refinanced in 2001. The increase in loan fees from 1999 to 2000 can be attributed to the high volume of new loans generated in 2000.

         We recorded a net gain of $88,000 on the sale of $4.2 million of securities in 2001, a gain of $2,000 on the sale of $1.0 million of securities in 2000 and a gain of $9,000 on the sale of $2.7 million of securities in 1999. The proceeds from the sale of the investments were used to fund loan demand or pay off debt.

         We recorded $332,000 in gains on the sale of loans in 2001, compared to $33,000 in 2000 and $74,000 in 1999. Lower market interest rates led to higher secondary market sales of 15 and 30 year residential mortgage loans in 2001 and 1999. Higher interest rates in 2000 resulted in reduced opportunities to sell loans.

         In each of the years 2000 and 1999, we sold one of our banking facilities and subsequently lease it backed from the new owners. The 2000 transaction resulted in an immediate gain of $786,000 while the 1999 transaction resulted in an immediate gain of $566,000 at the time of the sale. The remaining portion of the gains have been recognized monthly over the terms of the leases. During 2001, $201,000 was accreted into income related to the 1999 transaction and $356,000 was accreted into income related to the 2000 transaction. During 2000, $267,000 was accreted into income related to the 1999 transaction. During 1999, $67,000 was accreted into income related to the 1999 transaction.

NON-INTEREST EXPENSE

         Non-interest expense increased $1.5 million (8.8%) for the year ended December 31, 2001, and increased $770,000 (4.7%) for the year ended December 31, 2000. The major components of non-interest expense are shown in the following table (in thousands).

                                                        For the Year Ended December 31,
                                                         2001         2000        1999
                                                         ----         ----        ----
          Salaries and employee benefits               $10,533       $9,739      $9,193
          Premises and equipment                         3,075        2,679       2,379
          Data processing fees                             951        1,002       1,044
          Marketing and business development               878          764         771
          Federal deposit insurance premiums                99           95         123
          Merger-related expenses                           --          296         490
          Other                                          3,018        2,478       2,283
                                                         -----        -----       -----
              Total noninterest expense                $18,554      $17,053     $16,283
                                                       =======      =======     =======

         Salaries and employee benefits increased $794,000 in 2001, reflecting additional staff hires particularly in the business development and acquisition support staff areas, higher benefit costs, changes in personnel and normal pay raises. Salaries and employee benefits increased $546,000 in 2000. The increase was due to normal pay increases and staff additions in the loan generation and loan services area.

         Premises and equipment expense increased $396,000 in 2001 and $300,000 in 2000. The lease payments associated with the facilities sold in 2000 and 1999 and maintenance of our facilities contributed to the increase.

         Data processing fees decreased $51,000 in 2001 and $42,000 in 2000. The decreases were due to the negotiating a new contract with our data processing service provider and efficiencies gained from a larger organization.

         Marketing and business development costs increased $114,000 in 2001, and decreased $7,000 in 2000. The increase in 2001 can be attributed to the development of a marketing program associated with the non-insured investment products now being offered at our banks.

         Federal deposit insurance fees represent premiums paid for FDIC insurance on the banks' deposits. The FDIC assesses the banks based on the level of deposits. In 2001 the premiums we paid amounted to $99,000 compared to $95,000 in 2000 and $123,000 in 1999. The decrease in the 2000 insurance premium was due to the reduced charge levied against financial institutions paying into the Savings Association Insurance Fund.

         In 2000, we expensed $296,000 of costs associated with the acquisition of CBOC, Inc. In 1999 we incurred $490,000 in expenses related to the Pyramid Bancorp acquisition. These expenses consisted of legal fees, accounting fees, printing costs and consulting fees. There were no acquisition costs expensed in 2001.

         Other expenses increased $540,000 in 2001 and $195,000 in 2000. The increases in 2001 are the result of developing our strategic plan, training our employees new sales techniques, introducing our internet banking program, various consulting fees and legal fees.

INCOME TAXES

         Our consolidated income tax rate varies from statutory rates principally due to interest income from tax-exempt securities and loans and interest income on assets held in the portfolios of M&M Lincoln Investment Corporation, Lincoln Investment Management Corporation, GSB Investments and CBOC Investments for which state taxes are not imposed. Our recorded provisions for income taxes totaled $2.7 million in 2001, $2.3 million in 2000 and $2.1 million in 1999. The corresponding effective tax rate for the same years were 32.3%, 32.1% and 34.4%. The increased effective tax rate for 1999 is the result of higher merger related expenses during the year.

NET INCOME

         For the years ended December 31, 2001, 2000 and 1999, we posted net income of $5.7 million, $4.8 million and $4.1 million, respectively. The 2000 and 1999 earnings were affected by one-time merger-related expenses associated with the acquisitions of CBOC, Inc and Pyramid Bancorp offset by the gain on sales of premises in those years.

LOANS RECEIVABLE

         Loans receivable (net of allowance) increased $4.2 million, or 0.9%, from $473.2 million at December 31, 2000, to $477.3 million at December 31, 2000. Low market interest rates offered on single-family residential loans resulted in customers refinancing their adjustable rate mortgages. These adjustable rate mortgages were replaced with lower rate fifteen and thirty year mortgages. We do not retain the long-term mortgages, choosing to sell these loans on the secondary market. During 2001 we sold $81.0 million of single-family residential loans. Loans receivable consist mainly of commercial loans secured by business assets, real estate and guarantees and mortgages secured by residential properties located in our primary market area. The following table shows the composition of our loan portfolio on the dates indicated:

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                 2001          2000           1999          1998         1997
                                                 ----          ----           ----          ----         ----
                                                                     (DOLLARS IN THOUSANDS)
First mortgage:
Conventional single-family residential        $ 78,377       $ 98,730       $ 78,278      $ 69,473     $ 80,328
Commercial and multifamily residential         180,102        173,107        148,856       131,474       98,215
Construction                                    34,744         47,767         32,882        21,100       23,559
Farmland                                         7,312          7,027          6,363         5,896        5,465
                                              --------       --------       --------      --------     --------
                                               300,535        326,631        266,379       227,943      207,567
Commercial business loans                      140,671        110,291         97,835        88,310       76,558
Consumer and installment loans                  32,401         33,327         23,487        19,465       17,902
Lease financing                                  1,170          1,606          2,017         2,599        2,311
Home equity loans                                6,140          4,545          7,094         6,653        6,037
Other                                            1,978          1,771          2,767         3,101        2,420
                                              --------       --------       --------      --------     --------
                                               182,360        151,540        133,200       120,128       105,28
Less:
Allowance for loan losses                        5,563          5,010          4,046         3,486        3,204
                                              --------       --------       --------      --------     --------
                                              $477,332       $473,161       $395,533      $344,585     $309,591
                                              ========       ========       ========      ========     ========

         The following table presents information as of December 31, 2001 regarding first mortgage and commercial business loan maturities and contractual principal repayments of loans during the periods indicated. Loans with adjustable interest rates are shown maturing in the year of their contractual maturity. Also provided are the amounts due after one year classified according to the sensitivity to changes in interest rates.

                                                                        AFTER ONE BUT
                                                     WITHIN ONE          WITHIN FIVE        AFTER FIVE
                                                        YEAR                YEARS              YEARS             TOTAL
                                                        ----                -----              -----             -----
                                                                             (DOLLARS IN THOUSANDS)
         COMMERCIAL BUSINESS LOANS                    $ 70,959            $ 62,551            $ 7,161           $140,671
         FIRST MORTGAGE LOANS                          114,087             165,102             21,346            300,535
                                                      --------            --------            -------           --------
                                                      $185,046            $227,653            $28,507           $441,206
                                                      ========            ========            =======           ========

         LOANS MATURING AFTER ONE YEAR WITH:
         FIXED INTEREST RATES                                             $193,473            $25,805
         VARIABLE INTEREST RATES                                            34,180              2,702
                                                                          --------            -------
                                                                          $227,653            $28,507
                                                                          ========            =======

ALLOWANCE FOR LOAN LOSSES

         Management believes the allowance for loan losses accounting policy is critical to the portrayal and understanding of our financial condition and results of operations. As such, selection and application of this "critical accounting policy" involves judgments, estimates, and uncertainties that are susceptible to change. In the event that different assumptions or conditions were to prevail, and depending upon the severity of such changes, the possibility of materially different financial condition or results of operations is a reasonable likelihood.

         The allowance for loan losses is maintained at an amount that we believe will be adequate to absorb probable losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, the value of underlying collateral, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, as an integral part of their examination process regulatory agencies periodically review our allowance for loan losses and may require us to make additions to the allowance based on their evaluation of information available at the time of their examinations. The allowance for loan losses increased from $5.0 million at December 31, 2000, to $5.6 million at December 31, 2001. This increase was primarily due to the growth in loan portfolio and the general uncertainty regarding economic conditions, and to a lesser extent the increase in non-performing loans and charge-offs recorded in 2001 and 2000. The ratio of the allowance for loan losses to total loans was 1.15% for 2001 and 1.05% in 2000. Based on the present economic environment and its present analysis of the financial condition of the borrowers, we consider the present allowance to be appropriate and adequate to cover probable losses inherent in the loan portfolio, however, changes in future economic conditions and in the financial condition of borrowers cannot be predicted at this time. Deterioration in such conditions could result in increases in charge-offs or adversely classified loans and accordingly, in additional provisions for loan losses.

         The balance of the allowance for loan losses and actual loss experience for the last five years is summarized in the following table:

                                                                        AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                      2001           2000            1999             1998            1997
                                                      ----           ----            ----             ----            ----
                                                                               (DOLLARS IN THOUSANDS)
Balance at beginning of year                        $ 5,010         $ 4,047         $ 3,486         $ 3,204         $ 3,015
Charge-offs:
   Conventional single-family mortgage
      residential                                         6              91              48              --              --
   Commercial business loans                            210             107             290              44              29
   Consumer and installment loans                       379              92              94              41              50
                                                    -------         -------         -------         -------         -------
Total charge-offs                                       595             290             432              85              79
Recoveries                                              (23)            (14)            (19)            (19)            (11)
                                                    -------         -------         -------         -------         -------
Net charge-offs                                         572             276             413              66              68
Provisions charged to operations                      1,125           1,239             974             348             257
                                                    -------         -------         -------         -------         -------
Balance at end of year                              $ 5,563         $ 5,010         $ 4,047         $ 3,486         $ 3,204
                                                    =======         =======         =======         =======         =======

Ratios:
Net charge-offs to average loans outstanding           0.11%           0.06%           0.11%           0.02%           0.02%
Net charge-offs to total allowance                    10.28%           5.51%          10.21%           1.89%           2.12%
Allowance to year end gross loans outstanding          1.15%           1.05%           1.01%           1.00%           1.02%

NON-PERFORMING AND DELINQUENT LOANS

         When in the opinion of management, serious doubt exists as to the collectibility of a loan, the loan is placed on non-accrual status and interest previously accrued but unpaid is deducted from interest income. We do not recognize income on any loans past due 90 days or more. In 2001, $48,000 of additional income on nonaccrual loans would have been reported if the loans had been current in accordance with their original terms and had been outstanding throughout the year. Additionally, in 2001 we recorded $104,000 of interest income on non-accrual loans.

         Nonperforming assets increased by $2.6 million from $1.9 million at December 31, 2000 to $4.6 million at December 31, 2001. The increase in non-accrual loans can be attributed to six commercial real estate loans. Management believes that losses on these loans will be minimal due to the collateral position in each situation.

         The following table summarizes non-performing assets on the dates indicated (dollars in thousands):

                                                                           AT DECEMBER 31,
                                               2001            2000             1999             1998              1997
                                               ----            ----             ----             ----              ----
                                                                       (DOLLARS IN THOUSANDS)
Nonaccrual loans                            $   4,429        $   1,815        $   2,251        $   1,565        $   1,276
Other real estate owned                           139              117              107               --              228
                                                -----            -----            -----          -------           ------
Total non-performing assets                 $   4,568        $   1,932        $   2,358        $   1,565        $   1,504
                                                =====            =====            =====          =======           ======
Ratios:
Non-accrual loans to total loans                 0.92%            0.38%            0.56%            0.45%            0.41%
Allowance to non-accrual loans                 125.60%          276.03%          179.79%          222.75%          251.10%
Non-performing assets to total assets            0.75%            0.32%            0.44%            0.32%            0.34%

POTENTIAL PROBLEM LOANS

         We utilize an internal asset classification system as a means of reporting problem and potential problem assets. At each scheduled bank Board of Directors meeting, a watch list is presented, showing all loans listed as "Special Mention," "Substandard," "Doubtful" and "Loss." An asset is classified Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and viewed as non-bankable assets, worthy of charge-off. Assets that do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses that may or may not be within the control of the customer are deemed to be Special Mention.

         Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the Banks' primary regulators, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that (i) institutions have effective systems and controls to identify, monitor and address asset quality problems; (ii) management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and (iii) management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. We have established an adequate allowance for probable loan losses. We analyze the process regularly, with modifications made if needed, and report those results four times per year at Board of Directors meetings. However, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to materially increase our allowance for loan losses at the time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES

         The investment portfolio is intended to provide us with adequate liquidity, flexibility in asset/liability management and lastly earnings potential. Investment securities at December 31, 2001 were $66.1 million compared to $78.8 million at December 31, 2000. The balance of investment securities decreased primarily as a result of the additional funding needed to support the loan portfolio growth.

         Management determines the appropriate classification of securities (including mortgage-related securities) at the time of purchase. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholder's equity. See Notes 1 and 4 to Consolidated Financial Statements for further details.

         The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-related securities, over the estimated life of the security. Such amortization is included in interest income from the related security. Interest and dividends are included in interest income from the related securities. Realized gains and losses, and declines in value judged to be other-than-temporary are included in securities gains (losses). The cost of securities sold is based on the specific identification method.

         The following table sets forth our estimated fair value of investment securities available-for-sale at the dates indicated:

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                             2001           2000            1999
                                                             ----           ----            ----
                                                                    (DOLLARS IN THOUSANDS)
         U.S. Treasury and other U.S.
             government securities                        $  4,494        $ 14,337       $ 19,340
         State and political subdivision securities         24,178          24,742         26,074
         Corporate bonds                                     1,614           2,243          1,803
         Commercial paper                                    1,100           1,000            300
         Mutual funds                                        3,066           3,044          3,138
         Collateralized mortgage obligations                14,116          12,852          9,264
         Mortgage-backed securities                         17,575          20,629         24,078
                                                          --------        --------       --------
                                                          $ 66,143        $ 78,847       $ 83,997
                                                          ========        ========       ========

         The maturity distribution (based upon the average life) and weighted average yield of our securities portfolio as of December 31, 2001 are summarized in the following table:

                                        WITHIN ONE YEAR      ONE TO FIVE YEARS     FIVE TO TEN YEARS             OVER TEN YEARS
                                      ---------------------  --------------------  ---------------------        -------------------
                                                   WEIGHTED              WEIGHTED               WEIGHTED                   WEIGHTED
                                                   AVERAGE                AVERAGE                AVERAGE                    AVERAGE
                                      AMOUNT        YIELD     AMOUNT       YIELD    AMOUNT        YIELD         AMOUNT       YIELD
                                      ------        -----     ------       -----    ------        -----         ------       -----
U.S. TREASURY AND OTHER
  GOVERNMENT AGENCY SECURITIES       $   500        5.40%    $ 3,530        4.84%   $   371        6.45%       $    --         -- %
STATE AND POLITICAL SUBDIVISION
  CERTIFICATES                         1,525        5.15       7,020        5.33     12,073        4.55          3,525        4.40
CORPORATE BONDS                          600        5.50         951        6.74         25        7.75             --          --
COMMERCIAL PAPER                       1,100        3.75          --          --         --          --             --          --
MUTUAL FUNDS                           3,173        3.46          --          --         --          --             --          --
COLLATERALIZED MORTGAGE OBLIGATIONS    1,923        6.85      11,612        6.04        362        2.47             --          --
MORTGAGE-BACKED SECURITIES               900        6.63      11,154        5.99      4,384        6.31            909        6.72
                                       -----        ----      ------        ----     ------        ----          -----        ----
                                     $ 9,721        4.95%    $34,267        5.77%   $17,215        5.00%       $ 4,434        4.88%
                                       =====        ====      ======        ====     ======        ====          =====        ====

         Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment based on carrying value.

TOTAL DEPOSITS

         We continue to stress core deposit accumulation and retention as a basis for sound growth and profitability. Core deposits consist of all deposits other than public funds and certificates of deposit in excess of $100,000.

         Total deposits increased $19.7 million to $477.8 million on December 31, 2001, from $458.1 million on December 31, 2000. This compares to a $27.8 million increase in 1999. The average increase in time deposits occurred via increases in retail certificates of deposits and retail jumbo certificates of deposits, while the increase in NOW and money market deposits can be attributed to depositors desiring to stay liquid as market interest rates declined in 2001. The following table sets forth the average amount of and the average rate paid by the banks on deposits by deposit category:

                                                         FOR THE YEAR ENDED DECEMBER 31,
                                           2001                       2000                       1999
                                   --------------------       -------------------        --------------------
                                   AVERAGE      AVERAGE       AVERAGE     AVERAGE        AVERAGE      AVERAGE
                                   BALANCE       RATE         BALANCE       RATE         BALANCE       RATE
                                   -------       ----         -------       ----         -------       ----
                                                            (DOLLARS IN THOUSANDS)
Non-interest-bearing demand
  deposits                        $ 67,165       0.00%       $ 65,002       0.00%       $ 61,051       0.00%
NOW and money market
  deposits                         119,928       3.13          98,531       3.92          80,728       2.82
Savings deposits                    72,209       1.70          73,751       2.15          74,797       2.12
Time deposits                      209,297       5.12         201,513       5.55         207,894       5.06
                                  --------       ----        --------       ----        --------       ----
Total                             $468,599       3.35%       $438,797       3.79%       $424,470       3.39%
                                  ========       ====        ========       ====        ========       ====

         Maturities of time deposits and certificate accounts with balances of $100,000 or more, outstanding at December 31, 2001, are summarized as follows (dollars in thousands):

       3 MONTHS OR LESS                     $27,348
       OVER 3 THROUGH 6 MONTHS                4,963
       OVER 6 THROUGH 12 MONTHS              11,898
       OVER 12 MONTHS                         4,512
                                            -------
          TOTAL                             $48,721
                                            =======

BORROWINGS

         Although deposits are our primary source of funds, it has been our policy to utilize borrowings as an alternative source of funds. We utilize both short-term and long-term borrowings, as well repurchase agreements as a part of our asset/liability management strategy. Borrowings are secured when we believe we can profitably re-invest those funds for our benefit. A significant component of our borrowings are federal funds purchased and advances from the Federal Home Loan Bank (FHLB) of Chicago. The FHLB advances are collateralized by the capital stock of the FHLB-Chicago that we hold and certain mortgage loans and mortgage related securities. Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities.

         The following table shows outstanding amounts of borrowings together with the weighted average interest rates, at December 31, for each of the past three years (dollars in thousands).

                                                                         At December 31,
                                                   2001                       2000                      1999
                                          --------------------       -------------------        -------------------
                                          BALANCE        RATE        Balance        Rate        Balance        Rate
                                          -------        ----        -------        ----        -------        ----
Federal Funds purchased                   $ 9,300        2.13%       $33,450        6.79%       $ 7,450        5.74%
Securities sold under agreements to
    repurchase                              3,524        2.72          3,975        5.96          6,054        5.10
Other short-term borrowings                 4,222        5.18          3,503        8.35          1,375        7.75
Long-term borrowings                       55,800        4.77         47,700        6.80         38,900        5.84
                                          -------        ----        -------        ----        -------        ----
                                          $72,846        4.36%       $88,628        6.82%       $53,779        5.79%
                                          =======        ====        =======        ====        =======        ====

         The following table shows the maximum amounts outstanding of borrowings for each of the past three years (dollars in thousands).

                                                                           At December 31,
                                                              2001               2000             1999
                                                              ----               ----             ----
       Federal Funds purchased                              $ 35,900          $ 33,450          $ 7,450
       Securities sold under agreements to
           repurchase                                          7,326             8,164            8,308
       Other short-term borrowings                             4,222             5,854            2,215
       Long-term borrowings                                   55,800            51,700           38,900
                                                              ------            ------           ------
                                                            $103,248          $ 99,168          $56,873
                                                            ========          ========          =======


         The following table shows for the periods indicated the daily average amount outstanding for the categories of borrowings, the interest paid and the weighted average rates (dollars in thousands).

                                                                       At December 31,
                                                   2001                      2000                      1999
                                          BALANCE        RATE        Balance        Rate        Balance        Rate
                                          -------        ----        -------        ----        -------        ----
Federal Funds purchased                   $15,756        5.24%       $23,971        7.00%       $ 6,174        5.54%
Securities sold under agreements to
    repurchase                              5,516        3.93          4,646        5.51          5,909        4.57
Other short-term borrowings                 3,451        6.29          2,903        9.03          1,515        7.59
Long-term borrowings                       53,296        5.34         45,051        6.43         13,773        5.54
                                           ------        ----         ------        ----         ------        ----
                                          $78,019        5.26%       $76,571        6.66%       $27,371        5.45%
                                           ======        ====         ======        ====         ======        ====

CAPITAL RESOURCES AND ADEQUACY

         Stockholders' equity increased from $48.5 million at December 31, 2000 to $52.9 million at December 31, 2001. The $5.7 million increase from net earnings retention and the $634,000 increase in the investment portfolio market value were offset by the payment of $1.8 million in cash dividends to shareholders.

         Pursuant to regulations promulgated by the Federal Reserve Board, bank holding companies are required to maintain minimum levels of core capital as a percent of total assets and total capital as a percent of risk-based assets. The minimum core capital requirement ranges from 3% to 5% of total assets, depending upon the Federal Reserve Board's determination of the financial institution's strength. Similar capital guidelines are also established for our individual banking subsidiaries. Most financial institutions are required to meet a minimum core capital requirement of 4% or more of total assets. The regulations assign risk weightings to assets and off-balance sheet items and require minimum risk-based capital ratios. Bank holding companies generally are required to have total capital equal to not less than 8% of risk weighted assets. Core capital consists principally of shareholders' equity less intangibles, while qualifying total capital consists of core capital, certain debt instruments and a portion of the reserve for loan losses. As of December 31, 2001, we had a core capital to total assets ratio of 8.71%, and Lincoln State Bank, Franklin State Bank, Grafton State Bank, Lincoln Community Bank and the Community Bank of Oconto County had total capital ratios of 11.91%, 12.09%, 12.34%, 10.03% and 13.21%, respectively. These ratios are above the 2001 minimum requirements established by regulatory agencies to be well-capitalized.

         For a summary of the banks' regulatory capital ratios at December 31, 2001, please see Note 14 to Consolidated Financial Statements.

         Management strives to maintain a strong capital position to take advantage of opportunities for profitable geographic and product expansion and to maintain depositor and investor confidence. Conversely, management believes that capital must be maintained at levels that provide adequate returns on the capital employed. Management actively reviews capital strategies for us and for each of our subsidiaries to ensure that capital levels are appropriate based on perceived business risks, growth and regulatory standards.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. We had liquid assets of $37.5 million and $23.1 million on December 31, 2001 and December 31, 2000 respectively. The increase in liquid assets from December 31, 2000 to December 31, 2001 can be attributed to a temporary increase in federal funds sold and interest-bearing deposits at other banks. Management believes liquidity and capital levels are adequate at December 31, 2001.

         Our liquidity, represented by cash and cash equivalents, is a product of our operating activities, investing activities and financing activities. These activities are summarized below:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                    2001           2000            1999
                                                    ----           ----            ----
                                                          (DOLLARS IN THOUSANDS)
Cash and cash equivalents at beginning of
   period                                        $ 23,133        $ 29,771        $ 49,656
Operating activities:
Net income                                          5,708           4,768           4,064
Adjustments to reconcile net income to
   net cash used by operating
   activities                                      (2,102)           (633)           (503)
                                                 --------        --------        --------
Net cash provided by operating activities           3,606           4,135           3,561
Net cash provided (used in) by investing
   activities                                       8,705         (70,236)        (58,817)
Net cash provided by financing activities           2,024          59,463          35,371
                                                 --------        --------        --------
Increase (decrease) in cash equivalents            14,335          (6,638)        (19,885)
                                                 --------        --------        --------
Cash and cash equivalents at end of period       $ 37,468        $ 23,133        $ 29,771
                                                 ========        ========        ========

         Net cash was provided by operating activities during the years ended December 31, 2001, 2000 and 1999 primarily as a result of normal ongoing business operations. The non-cash items, such as the provisions for loan losses and depreciation and the net amortization of premiums, also contributed to net cash provided by operating activities during these periods.

         Liquidity is also necessary at the parent company level. The parent company's primary source of funds are dividends from subsidiaries, borrowings and proceeds from issuance of equity. The parent company manages its liquidity position to provide the funds necessary to pay dividends to shareholders, service debt, invest in subsidiaries and satisfy other operating requirements. Dividends received from subsidiaries totaled $3.3 million, $2.2 million and $1.7 million for the years ended December 31, 2001, 2000 and 1999 respectively, and will continue to be the parent company's main source of long-term liquidity. The dividends from our banks were sufficient to pay cash dividends to our shareholders of $1.8 million, $1.6 million and $1.4 million for the years ended December 31, 2001, 2000 and 1999 respectively. At December 31, 2001, the parent company had two $10.0 million lines of credit with unaffiliated banks available, with $3.8 million outstanding on one of the lines of credit and no borrowings outstanding on the other line of credit.

ASSET/LIABILITY MANAGEMENT

         Financial institutions are subject to interest rate risk to the extent their interest-bearing liabilities (primarily deposits) mature or reprice at different times and on a different basis than their interest-earning assets (consisting primarily of loans and securities). Interest rate sensitivity management seeks to match maturities on assets and liabilities and avoid fluctuating net interest margins while enhancing net interest income during periods of changing interest rates. The difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within the same time period is referred to as an interest rate gap. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During periods of rising interest rates, a negative gap tends to adversely affect net interest income while a positive gap tends to result in an increase in net interest income. During a period of falling interest rates, a negative gap tends to result in an increase in net interest income while a positive gap tends to adversely affect net interest income.

         The following table shows the interest rate sensitivity gap for four different time intervals as of December 31, 2001. Certain assumptions regarding prepayment and withdrawal rates are based upon our historical experience, and management believes such assumptions are reasonable.

                                                            AMOUNTS MATURING OR REPRICING AS OF DECEMBER 31, 2001
                                                            -----------------------------------------------------
                                                      WITHIN      SIX TO TWELVE   ONE TO FIVE       OVER
                                                    SIX MONTHS        MONTHS         YEARS        FIVE YEARS      TOTAL
                                                    ----------        ------         -----        ----------      -----
                                                                            (DOLLARS IN THOUSANDS)
   Interest-earning assets:
   Fixed-rate mortgage loans                         $  26,871      $  32,771       $131,958        $20,424      $212,024
   Adjustable-rate mortgage loans                       36,122         10,655         25,514              0        72,291
                                                     ---------      ---------       --------        -------      --------
         Total mortgage loans                           62,993         43,426        157,472         20,424       284,315
   Commercial business loans                            66,138         12,494         69,041          8,082       155,755
   Consumer loans                                        8,519          3,759         18,236          3,544        34,058
   Home equity loans                                     5,233             72            835              0         6,140
   Tax-exempt loans                                        402            123            334            598         1,457
   Lease financing                                           0              0          1,170              0         1,170
   Mortgage-related securities                          12,250              0          1,878         15,745        29,873
   Fixed rate investment securities and other            2,249            933         15,138         13,176        31,496
   Variable rate investment securities and
   other                                                16,179          3,574             25             25        19,803
                                                     ---------      ---------       --------        -------      --------
         Total interest-earning assets                $173,963        $64,381       $264,129        $61,594      $564,067
                                                     =========      =========       ========        =======      ========

   Interest-bearing liabilities:
   Deposits

     Time deposits                                    $122,855        $55,224        $27,089            $56      $205,224
     NOW accounts                                        2,189          2,189         21,890         10,215        36,483
     Savings accounts                                    4,193          4,294         41,936         19,470        69,893
     Money market accounts                              31,198          3,563         35,627         16,626        87,014
     Advance payments for taxes and insurance                0            142              0              0           142
     Borrowings                                         51,289          4,657         10,400          6,500        72,846
                                                     ---------      ---------       --------        -------      --------
         Total interest-bearing liabilities           $211,724        $70,069       $136,942        $52,867      $471,602
                                                     =========      =========       ========        =======      ========
   Interest-earning assets less
   interest-bearing
     liabilities                                     ($37,761)       ($5,688)       $127,187         $8,727       $92,465
                                                     =========      =========       ========        =======      ========
   Cumulative interest rate sensitivity gap          ($37,761)      ($43,449)        $83,738        $92,465
                                                     =========      =========       ========        =======
   Cumulative interest rate sensitivity gap as
   a percentage of total assets                         (6.21%)        (7.15%)         13.77%         15.21%
                                                     =========      =========       ========        =======

         At December 31, 2001, our cumulative interest-rate sensitive gap as a percentage of total assets was a negative 6.21% for six months and a negative 7.15% for one-year maturities. Therefore, we are negatively gapped and may benefit from falling interest rates.

         Certain shortcomings are inherent in the method of analysis presented in the above schedule. For example, although certain assets and liabilities have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short-term basis over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the schedule. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Our financial performance is impacted by, among other factors, interest rate risk and credit risk. We utilize no derivatives to mitigate our interest rate risk. To control credit risk we rely instead on loan review and an adequate loan loss reserve.

         Interest rate risk is the risk of loss of net interest income due to changes in interest rates. This risk is addressed by our Asset Liability Management Committee, which includes senior management representatives. The Asset Liability Management Committee monitors and considers methods of managing interest rate risk by monitoring changes in net interest income under various interest rate scenarios. The Asset Liability Management Committee attempts to manage various components of our balance sheet to minimize the impact of sudden and sustained changes in interest rate on net interest income.

         Our exposure to interest rate risk is reviewed on at least a quarterly basis by the Asset Liability Management Committee. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine our change in net interest income in the event of hypothetical changes in interest rates and interest liabilities. If potential changes to net interest income resulting from hypothetical interest rate swings are not within the limits established by the Asset Liability Management Committee, the asset and liability mix may be adjusted to bring interest rate risk within approved limits.

         In order to reduce the exposure to interest rate fluctuations, we have developed strategies to manage our liquidity, shorten the effective maturities of certain interest-earning assets, and increase the effective maturities of certain interest-bearing liabilities. One strategy used is focusing our residential lending on adjustable rate mortgages, which generally reprice within one to three years. Another strategy used is concentrating our non-residential lending on adjustable or floating rate and/or short-term loans. We have also focused our investment activities on short and medium-term securities, while attempting to maintain and increase our savings account and transaction deposit accounts, which are considered to be relatively resistant to changes in interest rates.

         Along with the analysis of the interest rate sensitivity gap, determining the sensitivity of future earnings to a hypothetical +/- 200 basis parallel rate change can be accomplished through the use of simulation modeling. In addition to the assumptions used to measure the interest rate sensitivity gap, simulation of earnings includes the modeling of the balance sheet as an ongoing entity. Future business assumptions involving administered rate products, prepayments for future rate sensitive balances, and the reinvestment of maturing assets and liabilities are included. These items are then modeled to project income based on a hypothetical change in interest rates. The resulting pretax income for the next 12-month period is compared to the pretax income calculated using flat rates. This difference represents our earning sensitivity to a +/- 200 basis point parallel rate change. The table below illustrates these amounts as of December 31, 2001.

                                                  PERCENT CHANGE IN NET INTEREST INCOME
                                                  -------------------------------------
          CHANGE IN INTEREST RATES                     2001                   2000
          ------------------------                     ----                   ----
          + 200 basis points                           2.50%                 (2.45)%
          + 150 basis points                           1.75%                 (1.94)%
          + 100 basis points                           0.99%                 (1.25)%
          + 50 basis points                            0.17%                 (0.71)%
              Base Scenario                            0.00%                  0.00%
          - 50 basis points                           (3.22)%                 0.57%
          - 100 basis points                          (4.82)%                 1.29%
          - 150 basis points                          (3.18)%                 1.91%
          - 200 basis points                          (4.18)%                 2.54%

         These results are based solely on immediate and sustained parallel changes in market rates and do not reflect the earnings sensitivity that may arise from other factors such as changes in the shape of the yield curve, the change in spread between key market rates, or accounting recognition for impairment of certain intangibles. The above results also do not include any management action to mitigate potential income variances within the simulation process. This action would include, but would not be limited to, adjustments to the repricing characteristics of any on or off balance sheet item with regard to short-term rate projections and current market value assessments.

         We determine another component of interest rate risk, fair value at risk, through the technique of simulating the fair value of equity in changing rate environment. This technique involves determining the present value of all contractual asset liability cash flows (adjusted for prepayments) based on a predetermined discount rate. The net result of all these balance sheet items determine the fair value of equity. The fair value of equity resulting from the current flat rate scenario is compared to the fair value of equity calculated using discount rates +/- 200 basis points from flat rates to determine the fair value of equity at risk. Currently, fair value of equity at risk is less than 1.0% of our market value as of December 31, 2001.

                           BUSINESS OF THE CORPORATION

GENERAL

         We are a multi-bank holding company headquartered in New Berlin, Wisconsin, a suburb of Milwaukee. We are engaged in the community banking business through our Community BancGroup(TM) which includes our five bank subsidiaries: Lincoln State Bank; Grafton State Bank; Lincoln Community Bank; Franklin State Bank; and Community Bank of Oconto County. We also operate three non-bank operating subsidiaries: Lincoln Neighborhood Redevelopment Corporation, organized for the purpose of redeveloping and rehabilitating certain areas located primarily on the near south side of Milwaukee, M&M Services, Inc., which provides operational services to our banks and Merchants Merger Corp which was formed to facilitate the acquisition of Grafton State Bank and future transactions.

                        THE BANKS AND OTHER SUBSIDIARIES

         We currently provide community-oriented, commercial and retail banking services to individuals as well as to small to mid-size businesses in our communities through 24 banking facilities in Milwaukee, Ozaukee, Waukesha and Oconto Counties in Wisconsin. The table below provides information regarding each of our banks and their respective markets.

                                                                       TOTAL ASSETS AT            WISCONSIN            NUMBER OF
          BANK              YEAR ORGANIZED       YEAR ACQUIRED        DECEMBER 31, 2001       COMMUNITIES SERVED       FACILITIES
          ----              --------------       -------------        -----------------       ------------------       ----------
                                                                    (DOLLARS IN THOUSANDS)
Lincoln State Bank               1919                1983                 $214,629                Milwaukee                5
                                                                                                   Muskego                 2
                                                                                                  Brookfield               1
                                                                                                  Greenfield               1
                                                                                                Hales Corners              1
                                                                                                  New Berlin               2
                                                                                                   Pewaukee                1
                                                                                                  West Allis               1

Grafton State Bank               1906                1999                 $136,872                 Grafton                 2
                                                                                                  Saukville                1

Lincoln Community Bank           1910                1993                 $109,176                Milwaukee                2


Franklin State Bank              1982                1984                  $78,808                 Franklin                3

Community Bank of Oconto         1989                2001                  $66,415               Oconto Falls              1
County                                                                                             Gillett                 1

         The Banks have consistent products, services and delivery systems and comply with similar regulatory guidance. As such they are not segments as that term is defined in Financial Accounting Standards Board Statement 131.

OUR BANKS

         Lincoln State Bank. Lincoln State Bank was organized as a state banking association under the laws of the State of Wisconsin in 1919. It operates five full service branch offices in the southeastern Wisconsin communities of Muskego, New Berlin, Brookfield, Pewaukee and Milwaukee. In addition it operates nine limited hours facilities in Milwaukee and Waukesha Counties. At December 31, 2001, Lincoln State Bank comprised 35.3% of our consolidated assets.

         Grafton State Bank. Grafton State Bank was organized as a state banking association under the laws of the State of Wisconsin in 1907. Its principal office and a branch office are located in Grafton, Wisconsin and another branch office is located in Saukville, Wisconsin. At December 31, 2001, Grafton State Bank comprised 22.5% of our consolidated assets.

         Lincoln Community Bank. Lincoln Community Bank was organized as a state chartered mutual savings and loan association under the laws of the State of Wisconsin in 1910. It operates two full service branch offices in the city of Milwaukee. In April 1993, it converted from the mutual to stock form of organization, and we acquired all of the shares of stock issued by the converted association. In 1997 Lincoln Community Bank converted from a Wisconsin stock savings bank to a Wisconsin commercial bank. At December 31, 2001, Lincoln Community Bank comprised 18.0% of our consolidated assets.

         Franklin State Bank. Franklin State Bank was organized as a state banking association under the laws of the State of Wisconsin in 1982. Its principal office and a branch office are located in Franklin, Wisconsin. At December 31, 2001, Franklin State Bank comprised 13.0% of our consolidated assets. In addition it also operates a limited hours facility in Franklin.

         Community Bank of Oconto County. Community Bank of Oconto County is a full service commercial bank serving all of Oconto County and the eastern portion of Shawano County. In addition to the main office in the city of Oconto Falls, which is located approximately 25 miles north of Green Bay, Community Bank of Oconto County operates a branch in the community of Gillett approximately eight miles west of Oconto Falls. At December 31, 2001, Community Bank of Oconto County comprised 10.9% of our consolidated assets.

OUR OPERATING SUBSIDIARIES

         Lincoln Neighborhood Redevelopment Corporation. The Lincoln Neighborhood Redevelopment Corporation was formed in June 1988. The Redevelopment Corporation was established to redevelop and rehabilitate certain areas located on the south-side of Milwaukee by, among other things:

         - providing home mortgage loans to customers with low to moderate income;

         - working with local businesses to keep commercial areas strong and attractive;

         -        pursuing means to preserve and create jobs;

         -        encouraging appropriate land-use;

         -        involving community residents in economic planning; and

         -        retaining and attracting businesses.

         As of December 31, 2001, the Redevelopment Corporation had assets of $528,000, $266,000 in liabilities and equity of $262,000.

         M&M Services, Inc. M&M Services was formed in January 1994. M&M Services provides operational services to our banks. These services include, but are not limited to:

         -        human resources;

         -        auditing;

         -        marketing;

         -        financial analysis;

         -        loan document preparation;

         -        loan credit analysis;

         -        compliance;

         -        training; and

         -        operations.

         Merchants Merger Corp. Merchants Merger Corp. was formed in 1999 to facilitate the merger with Grafton State Bank and future acquisitions.

OTHER SUBSIDIARIES

         Lincoln State Bank, Lincoln Community Bank, Grafton State Bank and the Community Bank of Oconto County each have a wholly owned subsidiary. In 1991 an investment subsidiary known as M&M - Lincoln Investment Corporation was formed to manage the majority of Lincoln State Bank's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $13 million of mortgage-backed and other investment securities from Lincoln State Bank in exchange for 100% of the stock of the subsidiary. In 1995 an investment subsidiary known as Lincoln Investment Management Corporation was formed to manage the majority of Lincoln Community Bank's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $21 million of mortgage-backed and other investment securities from Lincoln Community Bank in exchange for 100% of the stock of the subsidiary. In 1996 an investment subsidiary known as GSB Investments, Inc. was formed to manage the majority of Grafton State Bank's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $10 million of mortgage-backed and other investment securities from Grafton State Bank in exchange for 100% of the stock of the subsidiary. In 2001 an investment subsidiary known as CBOC Investments, Inc. was formed to manage the majority of the Community Bank of Oconto County's investment portfolio and to enhance the overall return of the portfolio. The subsidiary received a capital contribution of approximately $11 million of municipal and other investment securities from Community Bank of Oconto County in exchange for 100% of the stock of the subsidiary. These subsidiaries are an intrinsic component of their respective parent banks and assets thereof are included in the total assets of the respective Banks above.

                              Report of Management

         The management of Merchants and Manufacturers Bancorporation, Inc. is responsible for the preparation and integrity of the Consolidated Financial Statements and other financial information included in this annual report. The financial statements have been prepared in accordance with generally accepted accounting principles and include amounts that are based upon informed judgements and estimates by management. The other financial information in this annual report is consistent with the financial statements.

         The Corporation maintains a system of internal accounting controls. Management believes that the internal accounting controls provide reasonable assurance that transactions are executed and recorded in accordance with the Corporation's policies and procedures and that the accounting records may be relied on as a basis for preparation of the financial statements and other financial information.

         Merchants and Manufacturers Bancorporation's independent auditors were engaged to perform an audit of the Consolidated Financial Statements, and the auditor's report expresses their opinion as to the fair presentation of the financial statements in conformity with generally accepted accounting principles.

         The Audit Committee of the Board of Directors meets periodically with management, the internal auditors, and the independent auditors to discuss the adequacy of the internal accounting controls. Both the independent auditors and the internal auditors have full and free access to the Audit Committee.

By:  /s/ Michael J. Murry
   -----------------------------------

Michael J. Murry
Chairman of the Board of Directors

By:  /s/ James C. Mroczkowski
   -----------------------------------

James C. Mroczkowski
Executive Vice President and Chief Financial Officer

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Merchants and Manufacturers Bancorporation, Inc. and Subsidiaries
New Berlin, Wisconsin

We have audited the accompanying consolidated balance sheet of Merchants and Manufacturers Bancorporation, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated balance sheet of Merchants and Manufacturers Bancorporation, Inc. and subsidiaries as of December 31, 2000 and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000 were audited by other auditors whose report dated March 2, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Merchants and Manufacturers Bancorporation, Inc. and subsidiaries as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

By:  /s/ McGladrey & Pullen, LLP
   -----------------------------------

Madison, Wisconsin
February 13, 2002

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

ASSETS                                                                      2001             2000
------                                                                      ----             ----
                                                                         (Dollars In Thousands, Except
                                                                         Share and Per Share Amounts)
Cash and due from banks                                                  $  26,013        $  20,586
Interest bearing deposits in banks                                           4,912              996
Federal funds sold                                                           6,543            1,551
                                                                         ---------        ---------
      Cash and cash equivalents                                             37,468           23,133

Available-for-sale securities                                               66,143           78,847
Loans, less allowance for loan losses of $5,563 and $5,010
  in 2001 and 2000, respectively                                           477,332          473,161
Accrued interest receivable                                                  2,950            3,695
Federal Home Loan Bank stock                                                 3,574            3,171
Premises and equipment                                                      10,278            9,252
Other assets                                                                10,275            9,201
                                                                         ---------        ---------
      TOTAL ASSETS                                                       $ 608,020        $ 600,460
                                                                         =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits:
    Non-interest bearing                                                 $  79,171        $  79,200
    Interest bearing                                                       398,614          378,851
                                                                         ---------        ---------
     Total deposits                                                        477,785          458,051
  Short-term borrowings                                                     17,046           43,928
  Long-term borrowings                                                      55,800           44,700
  Accrued interest payable                                                   1,028            1,159
  Other liabilities                                                          3,432            4,107
                                                                         ---------        ---------
      TOTAL LIABILITIES                                                    555,091          551,945
                                                                         ---------        ---------
Stockholders' equity
  Common stock $1.00 par value; 6,000,000 shares
    authorized; shares issued: 2,587,509;
    shares outstanding: 2,523,845-2001; 2,520,937-2000                       2,588            2,588
  Additional paid-in capital                                                14,955           15,452
  Retained earnings                                                         36,894           32,988
  Accumulated other comprehensive income (loss)                                330             (304)
  Treasury stock, at cost (63,664 shares-2001; 66,572 shares-2000)          (1,838)          (2,209)
                                                                         ---------        ---------
      TOTAL STOCKHOLDERS' EQUITY                                            52,929           48,515
                                                                         ---------        ---------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 608,020        $ 600,460
                                                                         =========        =========

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001           2000         1999
                                                                 ----           ----         ----
                                                           (Dollars In Thousands, Except Per Share Amounts)
Interest income:
  Interest and fees on loans                                    $38,501       $37,344       $30,108
  Interest and dividends on securities:
    Taxable                                                       1,259         1,757         1,471
    Tax-exempt                                                      960         1,059         1,041
  Interest on mortgage-backed securities                          1,985         2,150         2,083
  Interest on interest bearing deposits in banks and
    federal funds sold                                              531           340           795
                                                                -------       -------       -------
      TOTAL INTEREST INCOME                                      43,236        42,650        35,498
                                                                =======       =======       =======
Interest expense:
  Interest on deposits                                           15,692        16,622        14,372
  Interest on short-term borrowings                               1,260         2,197           728
  Interest on long-term borrowings                                2,846         2,899           763
                                                                -------       -------       -------
      TOTAL INTEREST EXPENSE                                     19,798        21,718        15,863
                                                                =======       =======       =======
      NET INTEREST INCOME                                        23,438        20,932        19,635
                                                                =======       =======       =======
Provision for loan losses                                         1,125         1,239           974
                                                                -------       -------       -------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        22,313        19,693        18,661
                                                                =======       =======       =======
Noninterest income:
  Service charges on deposit accounts                             1,302         1,162         1,087
  Service charges on loans                                          722           523           458
  Securities gains, net                                              88             2             9
  Gain on sale of loans, net                                        332            33            74
  Net gain on sale of premises                                      557         1,053           633
  Other                                                           1,681         1,622         1,554
                                                                -------       -------       -------
      TOTAL NONINTEREST INCOME                                    4,682         4,395         3,815
                                                                =======       =======       =======
Noninterest expenses:
  Salaries and employee benefits                                 10,533         9,739         9,193
  Premises and equipment                                          3,075         2,679         2,379
  Data processing fees                                              951         1,002         1,044
  Marketing and business development                                878           764           771
  Federal deposit insurance premiums                                 99            95           123
  Merger-related expenses                                            --           296           490
  Other                                                           3,018         2,478         2,283
                                                                -------       -------       -------
      TOTAL NONINTEREST EXPENSES                                 18,554        17,053        16,283

      INCOME BEFORE INCOME TAXES                                  8,441         7,035         6,193

Income taxes                                                      2,733         2,267         2,129
                                                                -------       -------       -------
      NET INCOME                                                $ 5,708       $ 4,768       $ 4,064
                                                                =======       =======       =======
Basic earnings per share                                        $  2.25       $  1.87       $  1.58
                                                                =======       =======       =======
Diluted earnings per share                                      $  2.24       $  1.86       $  1.55
                                                                =======       =======       =======

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                          Accumulated
                                                            Additional                      Other
                                                  Common     Paid-in        Retained     Comprehensive     Treasury
                                                   Stock     Capital        Earnings     Income (Loss)      Stock          Total
                                                   -----     -------        --------     -------------      -----          -----
                                                                  (Dollars In Thousands, Except Per Share Amounts)
Balance at December 31, 1998                     $  2,588   $ 15,326        $ 27,187      $    114        $   (634)       $ 44,581
                                                                                                                          --------
  Comprehensive income:
    Net income                                         --         --           4,064            --              --           4,064
    Change in net unrealized (losses) on
      available-for-sale securities                    --         --              --        (2,333)             --          (2,333)
   Reclassification adjustment for gains
      included in net income                           --         --              --             9              --               9
   Income tax effect                                   --         --              --           682              --             682
                                                                                                                          --------
        TOTAL COMPREHENSIVE INCOME                                                                                           2,422
                                                                                                                          ========
  Sale of common stock in connection
    with dividend reinvestment program                 --          4              --            --              67              71
  Purchase of 108,944 shares of treasury stock         --         --              --            --            (181)           (181)
  Cash dividends paid - $0.57 per share                --         --          (1,432)           --              --          (1,432)
  Exercise of stock options                            --        210              --            --              64             274
                                                 --------   --------        --------      --------        --------        --------
Balance at December 31, 1999                        2,588     15,540          29,819        (1,528)           (684)         45,735
                                                                                                                          --------
  Comprehensive income:
    Net income                                         --         --           4,768            --              --           4,768
    Change in net unrealized gains on
      available-for-sale securities                    --         --              --         1,867              --           1,867
   Reclassification adjustment for gains
      included in net income                           --         --              --             2              --               2
   Income tax effect                                   --         --              --          (645)             --            (645)
                                                                                                                          --------
        TOTAL COMPREHENSIVE INCOME                                                                                           5,992
                                                                                                                          --------
  Sale of common stock in connection
    with dividend reinvestment program                 --         --              --            --              65              65
  Purchase of 54,483 shares of treasury stock          --         --              --            --          (1,715)         (1,715)
  Cash dividends paid - $0.65 per share                --         --          (1,599)           --              --          (1,599)
  Exercise of stock options                            --        (88)             --            --             125              37
                                                 --------   --------        --------      --------        --------        --------
Balance at December 31, 2000                        2,588     15,452          32,988          (304)         (2,209)         48,515
                                                                                                                          --------
  Comprehensive income:
    Net income                                         --         --           5,708            --              --           5,708
    Change in net unrealized gains on
      available-for-sale securities                    --         --              --           925              --             925
   Reclassification adjustment for gains
      included in net income                           --         --              --            88              --              88
   Income tax effect                                   --         --              --          (379)             --            (379)
                                                                                                                          --------
        TOTAL COMPREHENSIVE INCOME                                                                                           6,342
                                                                                                                          --------
  Sale of 10,550 shares of treasury stock              --         --              --            --             336             336
  Purchase of 29,092 shares of treasury stock          --         --              --            --            (795)           (795)
  Cash dividends paid - $0.71 per share                --         --          (1,802)           --              --          (1,802)
  Exercise of stock options                            --       (497)             --            --             830             333
                                                 --------   --------        --------      --------        --------        --------
BALANCE AT DECEMBER 31, 2001                     $  2,588   $ 14,955        $ 36,894      $    330        $ (1,838)       $ 52,929
                                                 ========   ========        ========      ========        ========        ========

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 200, AND 1999

                                                                   2001         2000         1999
                                                                 --------     --------     --------
                                                                        (Dollars In Thousands)
Cash Flows From Operating Activities
Net income                                                       $  5,708     $  4,768     $  4,064
Adjustments to reconcile net income to cash
 provided by operating activities:
  Provision for loan losses                                         1,125        1,239          974
  Depreciation                                                        889          927          949
  Amortization and accretion of premiums
   and discounts, net                                                  43           51          169
  Securities gains, net                                               (88)          (2)          (9)
  Loans originated for sale                                       (83,419)      (6,211)     (18,953)
  Proceeds from sales of loans                                     81,026        5,992       18,731
  Gain on sale of loans, net                                         (332)         (33)         (74)
  Gain on sale of premises and equipment, net                        (557)      (1,053)        (633)
  Decrease (increase) in accrued interest receivable                  745         (813)        (260)
  Increase (decrease) in accrued interest payable                    (131)         275         (132)
  Other                                                            (1,403)      (1,005)      (1,265)
                                                                 --------     --------     --------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                        3,606        4,135        3,561
                                                                 --------     --------     --------

Cash Flows From Investing Activities

 Purchase of available-for-sale securities                        (51,865)     (16,023)     (34,168)
 Proceeds from sales of available-for-sale securities               4,174          998        2,704
 Proceeds from redemptions and maturities of
  available-for-sale securities                                    61,422       21,974       23,504
 Net increase in loans                                             (2,708)     (79,545)     (51,682)
 Purchases of premises and equipment                               (1,915)      (1,622)        (989)
 Proceeds from sale of premises and equipment                          --        3,595        2,839
 Proceeds from sales of other real estate                              --          887           --
 Purchases of Federal Home Loan Bank stock                           (403)        (500)      (1,025)
                                                                 --------     --------     --------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              8,705      (70,236)     (58,817)
                                                                 --------     --------     --------

Cash Flows From Financing activities
 Net increase in deposits                                          19,734       27,826       10,367
 Net increase (decrease) in short-term borrowings                 (26,882)      25,649          772
 Dividends paid                                                    (1,802)      (1,599)      (1,432)
 Proceeds from long-term borrowings                                47,500       40,900       30,000
 Repayment of long-term borrowings                                (36,400)     (31,700)      (4,500)
 Purchase of treasury stock                                          (795)      (1,715)        (181)
 Proceeds from sale of treasury stock                               1,166          125          131
 Proceeds from issuance of common stock                              (497)         (23)         214
                                                                 --------     --------     --------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                     $  2,024     $ 59,463     $ 35,371
                                                                 --------     --------     --------

(Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 200, AND 1999

                                                                   2001         2000         1999
                                                                 --------     --------     --------
                                                                        (Dollars In Thousands)
   INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              $ 14,335     $ (6,638)    $(19,885)

Cash and cash equivalents at beginning of year                     23,133       29,771       49,656
                                                                 --------     --------     --------

Cash and cash equivalents at end of year                         $ 37,468     $ 23,133     $ 29,771
                                                                 ========     ========     ========

Supplemental Cash Flow Information and Noncash Transactions:
 Interest paid                                                   $ 19,929     $ 21,477     $ 15,244
 Income taxes paid                                                  2,872        2,364        2,207
 Loans transferred to other real estate owned                          22          897          107

Supplemental Schedules of Noncash Investing Activities,
 change in accumulated other comprehensive income, unrealized
 gains (losses) on available-for-sale securities, net            $    634     $  1,224     $ (1,642)

See Notes to Consolidated Financial Statements.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Banking Activities: The consolidated income of Merchants and Manufacturers Bancorporation, Inc. is principally from the income of its wholly owned subsidiaries. The Banks provide a full range of personal and commercial financial services to customers. The Corporation and the Banks are subject to competition from other financial institutions. They are also subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies.

Consolidation: The consolidated financial statements of Merchants and Manufacturers Bancorporation, Inc. (the Corporation) include the accounts of its wholly owned subsidiaries, Lincoln State Bank (Lincoln), Franklin State Bank (Franklin), Lincoln Community Bank (Lincoln Community), Grafton State Bank (Grafton) and Community Bank of Oconto County (Oconto) - collectively, "the Banks," M&M Services, which provides management services for the Banks, Merchants Merger Corporation, which is used to facilitate acquisitions, and Lincoln's wholly owned subsidiary, Lincoln Investment Corp., Lincoln Community's wholly owned subsidiary, Lincoln Investment Management Corporation and Grafton's wholly owned subsidiary, GSB Investments Inc., which manage an investment portfolio for the Banks. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Use of Estimates: In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate and deferred tax assets. The fair value disclosure of financial instruments is an estimate that can be computed within a range.

Presentation of Cash Flows: For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks. Cash flows from federal funds sold, interest bearing deposits in banks, loans, deposits, and short-term borrowings are treated as net increases or decreases.

Cash and Due From Banks: The Banks maintain amounts due from banks which, at times, may exceed federally insured limits. Management monitors these correspondent relationships. The Banks have not experienced any losses in such accounts.

Available-for-Sale Securities: Securities classified as available for sale are those debt securities that the Banks intend to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Banks' assets and liabilities, liquidity needs, regulatory capital consideration, and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in accumulated other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans: Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest income is accrued on the unpaid principal balance. The accrual of interest income on loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower's ability to meet payment of interest or principal when they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Accrual of interest is generally resumed when the customer is current on all principal and interest payments and has been paying on a timely basis for a period of time.

Mortgage Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. All sales are made without recourse.

Allowance for Loan Losses: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Cash collections on impaired loans are credited to the loan receivable balance and no interest income is recognized on those loans until the principal balance is current.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the banks to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

Credit Related Financial Instruments: In the ordinary course of business the Banks have entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line or double-declining-balance methods, over the estimated useful lives of the assets.

Other Real Estate Owned: Other real estate owned, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair value less cost to sell. At the date of acquisition losses are charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

Profit-Sharing Plan: The Corporation has established a 401(k) profit-sharing plan for qualified employees. The Corporation's policy is to fund contributions as accrued.

Income Taxes: The Corporation files a consolidated federal income tax return and individual subsidiary state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the reserve for loan losses, nonaccrual loan income, deferred compensation, pension, fixed assets, and unrealized gains and losses on available-for-sale securities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Trust Assets: Property held for customers in fiduciary or agency capacities, other than cash on deposit at the Banks, is not included in the accompanying balance sheets, since such items are not assets of the Corporation.

Earnings Per Share: Earnings per share of common stock have been computed based on the weighted-average number of common stock and common stock equivalents, if dilutive, outstanding during each year. In the computation of diluted earnings per share, all dilutive stock options are assumed to be exercised at the beginning of each year and the proceeds are used to purchase shares of the Corporation's common stock at the average market price during the year.

Comprehensive Income: Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Current Accounting Developments: In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 eliminates the pooling method for accounting for business combinations; requires that intangible assets that meet certain criteria be reported separately from goodwill; and requires negative goodwill arising from a business combination to be recorded as an extraordinary gain. Statement No. 142 eliminates the amortization of goodwill and other intangibles that are determined to have an indefinite life; and requires, at a minimum, annual impairment tests for goodwill and other intangible assets that are determined to have an indefinite life. For the Corporation, the provisions of Statement No. 142 is effective January 1, 2002. Implementation of the Statement is not expected to have a material impact on the Corporation's financial statements.

The Financial Accounting Standards Board (FASB) has issued Statement No. 143, Accounting for Asset Retirement Obligations, and Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. Statement No. 144 supersedes FASB Statement No. 121 and the accounting and reporting provisions of APB Opinion No. 30. Statement No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale which includes measuring a long-lived asset classified as held for sale at the lower of its carrying amount or its fair value less costs to sell and to cease depreciation/amortization. For the Corporation, the provisions of Statement No. 143 and 144 are effective January 1, 2003, and January 1, 2002, respectively. Implementation of Statements No. 143 and 144 is not expected to have a material impact on the Corporation's financial statements.

NOTE 2.   BUSINESS COMBINATION

On January 16, 2001, the Corporation completed its merger with CBOC, Inc., a one-bank holding Corporation that provides financial services to businesses and individuals in Oconto Falls and the surrounding area. Under the terms of the merger agreement the Corporation issued 459,680 shares of Merchants & Manufacturers Bancorporation, Inc. stock (with a fair market value of $28 per share on such date) in exchange for all of CBOC's common stock. The number of the Corporation's shares was calculated using an exchange ratio of 5.746 shares of the Corporation's stock for each share of CBOC common stock. The transaction was accounted for as a pooling of interest and, accordingly, the historical consolidated financial statements of the Corporation have been restated to include the financial position, results of operations, and cash flows of CBOC for all periods presented.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   BUSINESS COMBINATION (CONTINUED)

There were no adjustments made of net assets of the combining Corporation's to adopt the same accounting practices and there were no effects on the net income reported previously by the separate Companies now presented in the comparative financial statements. There were no significant intercompany transactions requiring elimination in any period presented.

The following table shows the historical results of the Corporation and CBOC for the periods prior to the consummation of the merger of the entities (dollars in thousands):

                   Years Ended
                  December 31,
               ------------------
                2000       1999
               -------    -------
Revenues:
Corporation    $38,427    $31,728
CBOC             4,252      3,777
               -------    -------
               $42,679    $35,505
               =======    =======
Net Income:
Corporation    $ 4,240    $ 3,403
CBOC               528        661
               -------    -------
               $ 4,768    $ 4,064
               =======    =======

Note 3.   Cash and Due From Banks

The Banks are required to maintain vault cash and reserve balances with the Federal Reserve Bank based upon a percentage of deposits. These requirements approximated $2,016,000 and $2,033,000 at December 31, 2001 and 2000,
respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4.   Available-for-Sale Securities

Amortized costs and fair values of available-for-sale securities as of December 31, 2001 and 2000 are summarized as follows:

                                                   December 31, 2001
                                       -----------------------------------------
                                                   Gross      Gross
                                      Amortized  Unrealized Unrealized    Fair
                                        Cost       Gains    (Losses)      Value
                                      ---------  ---------- ----------  --------
                                                (Dollars In Thousands)
U.S. treasury and other U.S.
 government agency securities          $ 4,401    $    93    $    --    $ 4,494
State and political subdivisions        24,143        278        243     24,178
Corporate bonds                          1,576         38         --      1,614
Commercial paper                         1,100         --         --      1,100
Mutual funds                             3,173         --        107      3,066
Collateralized mortgage obligations     13,897        260         41     14,116
Mortgage-backed securities              17,347        280         52     17,575
                                       -------    -------    -------    --------
                                       $65,637    $   949    $   443    $66,143
                                       =======    =======    =======    ========

                                                  December 31, 2000
                                      ------------------------------------------
                                                   Gross      Gross
                                      Amortized  Unrealized Unrealized    Fair
                                        Cost       Gains     (Losses)    Value
                                      ---------  ---------- ----------  --------
                                                (Dollars In Thousands)
U.S. treasury and other U.S.
 government agency securities          $14,417    $     5    $    85    $14,337
State and political subdivisions        24,936        145        339     24,742
Corporate bonds                          2,250          6         13      2,243
Commercial paper                         1,000         --         --      1,000
Mutual funds                             3,173         --        129      3,044
Collateralized mortgage obligations     12,833        122        103     12,852
Mortgage-backed securities              20,714        128        213     20,629
                                       -------    -------    -------    --------
                                       $79,323    $   406    $   882    $78,847
                                       =======    =======    =======    ========

Securities with a fair value of $28,742,000 and $23,772,000 at December 31, 2001 and 2000, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.   AVAILABLE-FOR-SALE SECURITIES (CONTINUED)

The amortized cost and fair value of available-for-sale securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities in mortgage-related securities, mutual funds and collateralized mortgage obligations since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following summary:

                                         Amortized     Fair
                                           Cost       Value
                                        ----------   -------
                                        (Dollars In Thousands)
Due in one year or less                   $ 3,525    $ 3,544
Due after one year through five years      11,702     11,993
Due after five years through ten years     12,468     12,455
Due after ten years                         3,525      3,394
Mutual funds                                3,173      3,066
Collateralized mortgage obligations           393        410
Mortgage-related securities                30,851     31,281
                                          -------    -------
                                          $65,637    $66,143
                                          =======    =======

Proceeds from sales of available-for-sale securities during the years ended December 31, 2001, 2000 and 1999, were $4,174,000, $998,000 and $2,704,000, respectively. Gross gains of $96,000, $8,000 and $9,000 were recorded on those sales for the years ended December 31, 2001, 2000 and 1999, respectively. Gross losses of $8,000, $6,000 and none were also recorded in the years ended December 31, 2001, 2000 and 1999, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.   LOANS

Major classifications of loans are as follows:

                                               December 31,
                                           --------------------
                                             2001        2000
                                           --------    --------
                                          (Dollars In Thousands)
First mortgage:
 Conventional single-family residential    $ 78,377    $ 98,730
 Commercial and multifamily residential     180,102     173,107
 Construction                                34,744      47,767
 Farmland                                     7,312       7,027
                                           --------    --------
                                            300,535     326,631
                                           --------    --------

Commercial business loans                   140,671     110,291
Consumer and installment loans               32,401      33,327
Lease financing                               1,170       1,606
Home equity loans                             6,140       4,545
Other                                         1,978       1,771
                                           --------    --------
                                            182,360     151,540
                                           --------    --------

 Less allowance for loan losses               5,563       5,010
                                           --------    --------
                                           $477,332    $473,161
                                           ========    ========

Changes in the allowance for loan losses for the years ended December 31, 2001, 2000 and 1999 are presented as follows:

                                           December 31,
                                  -------------------------------
                                   2001        2000        1999
                                  -------     -------     -------
                                       (Dollars In Thousands)
Balance at beginning of year      $ 5,010     $ 4,047     $ 3,486
 Provisions charged to expense      1,125       1,239         974
 Recoveries                            23          14          19
 Charge-offs                         (595)       (290)       (432)
                                  -------     -------     -------
Balance at end of year            $ 5,563     $ 5,010     $ 4,047
                                  =======     =======     =======

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.   LOANS (CONTINUED)

The following is a summary of information pertaining to impaired loans:

                                                December 31,
                                              ----------------
                                               2001      2000
                                              ------    ------
                                           (Dollars In Thousands)
Impaired loans for which an allowance         $4,429    $1,815
 has been provided
Impaired loans for which no allowance
 has been provided                                --        --
                                              ------    ------
Total loans determined to be impaired         $4,429    $1,815
                                              ======    ======

Allowance provided for impaired loans,
 included in the allowance for loan losses    $  995    $  408
                                              ======    ======

                                          Year Ended December 31,
                                        --------------------------
                                         2001      2000      1999
                                        ------    ------    ------
                                          (Dollars In Thousands)
Average investment in impaired loans    $3,276    $1,764    $2,041
                                        ======    ======    ======

Nonaccruing loans totaled $4,429,000 and $1,815,000 as of December 31, 2001 and 2000, respectively. Interest income in the amount of $48,000, $65,000 and $35,000 would have been earned on the nonaccrual loans had they been performing in accordance with their original terms during the years ended December 31, 2001, 2000 and 1999, respectively. The interest collected on nonaccrual loans and impaired loans included in income for the years ended December 31, 2001, 2000 and 1999 were $104,000, $9,000 and $15,000, respectively.

Certain directors and executive officers of the Corporation, and their related interests, had loans outstanding in the aggregate amounts of $21,800,000 and $32,026,000 at December 2001 and 2000, respectively. During 2001, $9,288,000 of new loans were made and repayments totaled $19,514,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.   PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and are summarized as follows:

                                         December 31,
                                     ---------------------
                                       2001         2000
                                     --------     --------
                                     (Dollars In Thousands)
Land                                 $  1,912     $  1,912
Office buildings and improvements      10,117        8,947
Furniture and equipment                 9,168        7,872
                                       21,197       18,731
 Less accumulated depreciation        (10,919)      (9,479)
                                     --------     --------
                                     $ 10,278     $  9,252
                                     ========     ========

During the years ended December 31, 2000 and 1999, the Corporation sold certain land and buildings and, subsequently, leased a portion of the buildings back from the new owners. The total gains on the sales were $1,498,000 and $1,103,000, of which $786,000 and $566,000 was immediately recognized in income, respectively, during the year of the transaction. The remaining gain is being accreted into income over the remaining lease terms. The gains recognized during the years ended December 31, 2001, 2000 and 1999 were $557,000, $267,000 and
$67,000, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.   DEPOSITS

Deposits consist of the following:

                                                 December 31,
                                            --------------------
                                              2001        2000
                                            --------    --------
                                           (Dollars In Thousands)
Negotiable Order of Withdrawal accounts:
 Non-interest bearing                       $ 79,171    $ 79,200
 Interest-bearing                             36,483      32,488
Savings deposits                              69,893      68,077
Money market investment accounts              87,014      79,539
Time deposits and certificate accounts       205,224     198,747
                                            --------    --------
                                            $477,785    $458,051
                                            ========    ========

The scheduled maturities of time deposits and certificate accounts at December 31, 2001 are as follows (dollars in thousands):

    Years Ending December 31,
    -------------------------
               2002                 $178,079
               2003                   17,441
               2004                    5,566
               2005                    1,814
               2006                    2,324
                                    --------
                                    $205,224
                                    ========

At December 31, 2001 and 2000, time deposits and certificate accounts with balances greater than $100,000 amounted to $48,721,000 and $43,368,000, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   BORROWINGS

Borrowings consisted of the following at December 31:

                                                        2001       2000
                                                       -------    -------
                                                     (Dollars In Thousands)
Short-term borrowings:
 Federal funds purchased, 2.125%                       $ 9,300    $33,450
 Securities sold under agreements to repurchase,
  2.721%, due January 2002 through October 2002          3,524      3,975
 Line of credit with unaffiliated banks, 5.18%           3,802      2,712
 Treasury, tax and loan accounts with the Federal
  Home Loan Bank of Chicago                                420        791
 Line of credit with FHLB, 6.24%                            --      3,000
                                                       -------    -------
Total short-term borrowings                            $17,046    $43,928
                                                       =======    =======

Long-term borrowings:
 Notes payable to FHLB, maturing during fiscal year
  2001 with rates ranging from 5.83% to 6.92%          $    --    $36,400
 Notes payable to FHLB, maturing during fiscal year
  2002 with rates ranging from 2.39% to 6.99%           38,900      2,900
 Notes payable to FHLB, maturing during fiscal year
  2003 with rates ranging from 3.31% to 6.08%            8,400        400
 Notes payable to FHLB, maturing during fiscal year
  2004 with rates ranging from 3.62% to 3.94%            1,500         --
 Notes payable to FHLB, maturing during fiscal year
  2005 with a rate of 4.38%                                500         --
 Notes payable to FHLB, maturing during fiscal year
  2008 with rates ranging from 4.35% to 5.10%            4,500      4,500
 Notes payable to FHLB, maturing during fiscal year
  2010 with a rate of 5.87%                                500        500
 Notes payable to FHLB, maturing during fiscal year
  2011 with rates ranging from 4.33% to 4.80%            1,500         --
                                                       -------    -------
Total long-term borrowings                             $55,800    $44,700
                                                       =======    =======

At December 31, 2001, FHLB borrowings are collateralized by securities with a fair value of $17,717,000 and loans receivable with an outstanding balance of $64,570,000. At December 31, 2000, FHLB borrowings were collateralized by securities with a fair value of $21,769,000 and loans receivable with an outstanding balance of $82,199,000.

Securities sold under agreements to repurchase generally mature within one year.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   BORROWINGS (CONTINUED)

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                      2001       2000
                                                     ------     ------
                                                   (Dollars In Thousands)
Average daily balance during the year                $5,516     $4,646
Average daily interest rate during the year            3.93%      5.51%
Maximum month-end balance during the year            $7,326     $8,164
Weighted average rate as of December 31                2.72%      5.96%

Securities underlying the agreements at year-end:
 Carrying value                                      $3,776     $1,555
 Estimated fair value                                 3,776      1,555

NOTE 9.   STOCK BASED COMPENSATION

The Corporation has an Incentive Stock Option Plan under which 66,000 shares of common stock are reserved for the grant of options to officers and key employees at a price not less than the fair market value of the stock on the date of the grant. The plan limits the options that may be granted to each employee to $100,000 (based on aggregate fair market value at the date of the grant) per calendar year, on a cumulative basis. Options must be exercised within ten years of the date of grant and can be regranted if forfeited.

A summary of stock option transactions follows:

                                        Weighted-          Weighted-
                                         Average            Average
                         Number       Exercise Price      Remaining
                       of Shares        Per Share      Contractual Life
                       ---------        ---------      ----------------
Total outstanding at
 December 31, 1999       71,565         $   25.56            6.42
  Granted                    --
  Exercised              (3,300)            12.18
                        --------
Total outstanding at
 December 31, 2000       68,265             25.11            6.04
  Granted                 4,000             28.00
  Exercised             (21,450)            18.50
                        --------

Total outstanding at
 December 31, 2001       50,815             29.60            7.15
                        ========

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.   STOCK BASED COMPENSATION (CONTINUED)

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2001.

                                               Options Outstanding                   Options Exercisable
                                 --------------------------------------------     -------------------------
                                                   Weighted-
                                                    Average          Weighted-                       Weighted-
                                                   Remaining         Average                          Average
Range of                         Number         Contractual Life     Exercise        Number          Exercise
Exercise Price                 Outstanding         (In Years)         Price        Exercisable         Price
--------------                 -----------         ----------         -----        -----------         -----
$15.15                            3,640                2.9           $  15.15         3,640          $   15.15
$28.00 to $31.14                 47,175                6.6              30.71        47,175              30.71
                                 ------                                              ------

                                 50,815                                 29.60        50,815              29.60
                                 ======                                              ======

A reconciliation of the numerators and the denominators of basic earnings per share and diluted earnings per share are:

                                                                        Per Share
                                       Income          Shares            Amount
                                       ------          ------            ------
                                                   (Amounts In Thousands
                                                   Except Per Share Data)
2001
Earnings per share - basic             $5,708           2,539          $      2.25
                                                                       ===========
Effect of options                          --               9
                                       ------           -----
 Earnings per share - diluted          $5,708           2,548          $      2.24
                                       ======           =====          ===========
2000
Earnings per share - basic             $4,768           2,553          $      1.87
                                                                       ===========
Effect of options                          --              17
                                       ------           -----
 Earnings per share - diluted          $4,768           2,570          $      1.86
                                       ======           =====          ===========
1999
Earnings per share - basic             $4,064           2,570          $      1.58
                                                                       ===========
Effect of options                          --              47
                                       ------           -----

 Earnings per share - diluted          $4,064           2,617          $      1.55
                                       ======           =====          ===========

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.   INCOME TAXES

The provision for income taxes consists of the following:

                                 December 31,
                  -------------------------------------------
                   2001              2000               1999
                   ----              ----               ----
                              (Dollars In Thousands)

Current           $ 3,208           $ 3,199           $ 2,903
Deferred             (475)             (932)             (774)
                  -------           -------           -------
                  $ 2,733           $ 2,267           $ 2,129
                  =======           =======           =======

The provision for income taxes differs from that computed at the federal statutory corporate tax rate as follows:

                                            2001                               2000                                1999
                                  -------------------------          -------------------------          --------------------------
                                                       % of                               % of                               % of
                                                      Pretax                             Pretax                             Pretax
                                  Amount              Income          Amount             Income          Amount             Income
                                  ------              ------          ------             ------          ------             ------
                                                                      (Dollars In Thousands)
Computed "expected" tax
 expense                          $ 2,954              35.0%         $ 2,462              35.0%         $ 2,167              35.0%
Effect of graduated tax rates         (84)             (1.0)             (70)             (1.0)             (62)             (1.0)
Tax-exempt interest, net             (351)             (4.2)            (352)             (5.0)            (388)             (6.2)
State income taxes, net
 of federal benefit                   187               2.2              174               2.4              170               2.7
Other, net                             27               0.3               53               0.7              242               3.9
                                  -------              ----          -------              ----          -------              ----
                                  $ 2,733              32.3%         $ 2,267              32.1%         $ 2,129              34.4%
                                  =======              ====          =======              ====          =======              ====

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.   INCOME TAXES (CONTINUED)

The net deferred tax assets included with other assets in the accompanying consolidated balance sheets include the following amounts:

                                                                  December 31,
                                                            2001              2000
                                                           -------           -------
                                                             (Dollars In Thousands)
Deferred tax assets:
 Allowance for loan losses                                 $ 1,983           $ 1,695
 Unrealized loss on available-for-sale securities               --               174
 Net operating loss carryforwards                              937               773
 Deferred compensation                                         600               150
 Other assets                                                  219               429
                                                           -------           -------
  Total deferred tax assets                                  3,739             3,221
Valuation allowance                                           (937)             (952)
                                                           -------           -------
                                                             2,802             2,269
                                                           -------           -------
Deferred tax liabilities:
 Depreciation                                                  169               112
 Unrealized gain on available-for-sale securities              176                --
 Other liabilities                                             200                25
                                                           -------           -------
  Total deferred tax liabilities                               545               137
                                                           -------           -------
  Net deferred tax asset                                   $ 2,257           $ 2,132
                                                           =======           =======

Lincoln Community qualified under provisions of the Internal Revenue Code, which previously permitted it to deduct from taxable income an allowance for bad debts that differs from the provision for such losses charged to income for financial reporting purposes. At December 31, 2000, retained earnings included approximately $3,606,000 for which no provision for income taxes has been made. Income taxes of approximately $1,414,000 would be imposed if Lincoln Community were to use these retained earnings for any other purpose other than to absorb bad debt losses.

NOTE 11.   PROFIT-SHARING PLAN

The Corporation has a 401(k) Profit Sharing Plan and Trust which covers substantially all employees with at least six months of service who have attained age twenty and one-half. Participating employees may annually contribute up to 12 percent of their pretax compensation. The Corporation's annual contribution consists of a discretionary matching percentage, limited to 1 percent of employee compensation, and an additional discretionary amount, which is determined annually by the Board of Directors. The Corporation's contributions for 2001, 2000 and 1999, were $288,000, $250,000 and $244,000, respectively.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.   COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Corporation is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, financial guarantees and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and issuing letters of credit as they do for on-balance-sheet instruments.

Off-balance-sheet financial instruments whose contracts represent credit and/or interest rate risk at December 31, 2001 and 2000, are as follows:

                                                       December 31,
                                                 ------------------------
                                                  2001             2000
                                                 -------          -------
                                                  (Dollars In Thousands)
Commitments to originate mortgage loans          $10,482          $23,789

Unused lines of credit:
 Commercial business                              45,860           46,265
 Home equity                                       5,607            4,571
 Credit cards                                      7,576            6,809

Standby letters of credit                          4,721            7,223

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Except for the above-noted commitments to originate loans in the normal course of business, the Corporation and the Banks have not undertaken the use of off-balance-sheet derivative financial instruments for any purpose.

NOTE 12.   COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

Various subsidiary banks of the Corporation have entered into noncancelable leases for certain branch facilities. The following is a schedule of future minimum rental payments required under the noncancelable lease agreements (dollars in thousands):

Years Ending December 31,
-------------------------
          2002                      $  758
          2003                         344
          2004                         291
          2005                         291
          2006                         219
                                    ------
                                    $1,903
                                    ======

NOTE 13.   CONCENTRATION OF CREDIT RISK

The Corporation and the Banks do not engage in the use of interest rate swaps, futures or option contracts as of December 31, 2001.

Practically all of the Banks' loans, commitments, and standby letters of credit have been granted to customers in the Banks' market areas. Although the Banks have a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Banks. The concentration of credit by type of loan is set forth in Note 5. Investment securities issued by state and political subdivisions (see Note 4) also involve governmental entities within the Banks' market areas.

Note 14.   Regulatory Capital Requirements and Restrictions of Dividends

The Corporation (on a consolidated basis) and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and Banks to maintain minimum amounts and ratios (set forth in the table that follows) of total and Tier I capital (as defined in the regulations), to risk-weighted assets (as defined), and Tier 1 capital (as defined), to average assets (as defined). Management believes, as of December 31, 2001 and 2000, that the Corporation and Banks meet all capital adequacy requirements to which they are subject.

NOTE 14. REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS OF DIVIDENDS
(CONTINUED)

As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized all the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Corporation's or Banks' classification as of December 31, 2001.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Corporation's and Banks' actual capital amounts and ratios as of December 31, 2001 and 2000 are presented in the following table.

                                                                                                              To Be Well Capitalized
                                                                                   For Capital               Under Prompt Corrective
                                                       Actual                    Adequacy Purposes              Action Provisions
                                             -------------------------        ------------------------        ----------------------
                                             Amount              Ratio        Amount             Ratio        Amount         Ratio
                                             ------              -----        ------             -----        ------         -----
                                                                               (Dollars In Thousands)
AS OF DECEMBER 31, 2001
Total capital (to risk -
 weighted assets):
  Consolidated                               $58,055             11.53%       $40,266             8.00%       $50,333        10.00%
  Lincoln State Bank                          23,074             11.91         15,503             8.00         19,378        10.00
  Lincoln Community Bank                       6,975             10.03          5,564             8.00          6,955        10.00
  Franklin State Bank                         10,469             12.09          6,926             8.00          8,657        10.00
  Grafton State Bank                          12,284             12.34          7,962             8.00          9,953        10.00
  Community Bank Oconto County                 6,794             13.21          4,113             8.00          5,142        10.00

Tier 1 capital (to risk-
 weighted assets):
  Consolidated                               $52,492             10.43%       $20,133             4.00%       $30,200         6.00%
  Lincoln State Bank                          20,651             10.66          7,751             4.00         11,627         6.00
  Lincoln Community Bank                       6,206              8.92          2,782             4.00          4,173         6.00
  Franklin State Bank                          9,636             11.13          3,463             4.00          5,194         6.00
  Grafton State Bank                          11,332             11.39          3,981             4.00          5,972         6.00
  Community Bank Oconto County                 6,298             12.25          2,057             4.00          3,085         6.00

Tier 1 capital (to average assets):
 Consolidated                                $52,492              8.72%       $24,081             4.00%       $30,101         5.00%
 Lincoln State Bank                           20,651              9.82          8,414             4.00         10,518         5.00
 Lincoln Community Bank                        6,206              8.11          3,061             4.00          3,827         5.00
 Franklin State Bank                           9,636              8.72          4,422             4.00          5,528         5.00
 Grafton State Bank                           11,332              8.23          5,505             4.00          6,882         5.00
 Community Bank Oconto County                  6,298              9.74          2,588             4.00          3,234         5.00

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS OF DIVIDENDS
(CONTINUED)

                                                                                                    To Be Well Capitalized
                                                                              For Capital           Under Prompt Corrective
                                                    Actual                 Adequacy Purposes           Action Provisions
                                           -----------------------      ----------------------      -----------------------
                                            Amount           Ratio      Amount           Ratio       Amount           Ratio
                                            ------           -----      ------           -----       ------           -----
                                                                       (Dollars In Thousands)
AS OF DECEMBER 31, 2000
Total capital (to risk-
 weighted assets):
  Consolidated                             $53,700           11.19%     $38,405           8.00%     $48,007           10.00%
  Lincoln State Bank                        20,978           10.55       15,907           8.00       19,884           10.00
  Lincoln Community Bank                    10,023           11.24        7,136           8.00        8,920           10.00
  Franklin State Bank                        6,386           10.18        5,018           8.00        6,273           10.00
  Grafton State Bank                        10,984           11.93        7,367           8.00        9,208           10.00
  Community Bank Oconto County               6,205           15.47        3,210           8.00        4,012           10.00

Tier 1 capital (to risk-
 weighted assets):
  Consolidated                             $48,690           10.14%     $19,203           4.00%     $28,804            6.00%
  Lincoln State Bank                        18,882            9.50        7,953           4.00       11,930            6.00
  Lincoln Community Bank                     9,161           10.27        3,568           4.00        5,352            6.00
  Franklin State Bank                        5,700            9.09        2,509           4.00        3,764            6.00
  Grafton State Bank                        10,119           10.99        3,683           4.00        5,525            6.00
  Community Bank Oconto County               5,704           14.22        1,605           4.00        2,407            6.00

Tier 1 capital (to average assets):
 Consolidated                              $48,690            8.25%     $23,602           4.00%     $29,502            5.00%
 Lincoln State Bank                         18,882            8.63        8,751           4.00       10,939            5.00
 Lincoln Community Bank                      9,161            8.15        4,497           4.00        5,622            5.00
 Franklin State Bank                         5,700            8.32        2,742           4.00        3,427            5.00
 Grafton State Bank                         10,119            7.98        5,069           4.00        6,337            5.00
 Community Bank Oconto County                5,704            9.46        2,413           4.00        3,016            5.00

Dividends are paid by the Corporation from funds which are mainly provided by dividends from the Banks. However, certain restrictions exist regarding the ability of the Banks to transfer funds to the Corporation in the form of cash dividends, loans or advances. Approval of the regulatory authorities is required to pay dividends in excess of certain levels of the Banks' retained earnings.

As of December 31, 2001, the subsidiary banks collectively had equity of $54,559,000 of which $7,839,000 was available for distribution to the Corporation as dividends without prior regulatory approval.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.   FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than a forced liquidation. Fair value is best-determined base upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

         Cash and due from banks: The carrying amounts of cash and due from banks equal their fair values.

         Federal funds sold: The carrying amounts of federal funds sold equal their fair values.

         Interest bearing deposits in banks: The carrying amounts of interest bearing deposits in banks equal their fair values.

         Available-for-sale securities: Fair values for securities are based on quoted market prices.

         Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated by discounting contractual cash flows using estimated market discount rates, which reflect the credit and interest rate risk inherent in the loan.

         Federal Home Loan Bank stock: FHLB stock is carried at cost which is its redeemable value since the market for this stock is restricted.

         Deposits: The fair values disclosed for demand deposits (interest and non-interest checking, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates within the market place.

         Short-term borrowings: The carrying amounts of short-term borrowings approximate their fair values.

         Other borrowings: The fair values of other borrowings are estimated using discounted cash flow analysis based on current interest rates being offered on instruments with similar terms and credit quality.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.   FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

         Off-balance-sheet instruments: The estimated fair value of fee income on letters of credit at December 31, 2001 and 2000 is insignificant. Loan commitments on which the committed interest rate is less that the current market rate are also insignificant at December 31, 2001 and 2000.

         Accrued interest receivable and payable: The carrying amounts of accrued interest receivable and payable equal their fair values.

The estimated fair values of the Corporation's financial instruments are as follows:


                                                     2001                            2000
                                           ------------------------        -------------------------
                                           Carrying       Estimated        Carrying       Estimated
                                            Amount        Fair Value        Amount        Fair Value
                                            ------        ----------        ------        ----------
                                                              (Dollars in Thousands)
Financial assets:
 Cash and due from banks                   $ 26,013        $ 26,013        $ 20,586        $ 20,586
 Interest bearing deposits in banks           4,912           4,912             996             996
 Federal funds sold                           6,543           6,543           1,551           1,551
 Available-for-sale securities               66,143          66,143          78,847          78,847
 Loans, net                                 477,332         487,578         473,161         471,836
 Accrued interest receivable                  2,950           2,950           3,695           3,695
 Federal Home Loan Bank stock                 3,574           3,574           3,171           3,171

Financial liabilities:
  Deposits                                  477,785         478,581         458,051         458,592
 Short-term borrowings                       17,046          17,046          43,928          43,928
 Long-term borrowings                        55,800          55,770          44,700          44,700
 Accrued interest payable                     1,028           1,028           1,159           1,159

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.   PARENT COMPANY ONLY FINANCIAL INFORMATION

                                 BALANCE SHEETS
                              (PARENT COMPANY ONLY)

                                                             December 31,
                                                     -------------------------
                                                       2001            2000
                                                     --------         --------
                                                       (Dollars In Thousands)
ASSETS

Cash and cash equivalents                            $     15         $    346
Loans receivable                                           --              311
Investment in subsidiaries                             55,387           50,260
Premises and equipment                                    479              352
Other assets                                            1,545              955
                                                     --------         --------
   TOTAL ASSETS                                      $ 57,426         $ 52,224
                                                     ========         ========

LIABILITIES

Short-term borrowings                                $  3,802         $  2,712
Other liabilities                                         695              997
                                                     --------         --------
   Total liabilities                                    4,497            3,709
                                                     --------         --------

STOCKHOLDERS' EQUITY

Common stock                                            2,588            2,588
Additional paid-in capital                             14,955           15,452
Retained earnings                                      36,894           32,988
Accumulated other comprehensive income (loss)             330             (304)
Treasury stock                                         (1,838)          (2,209)
                                                     --------         --------
   Total stockholders' equity                          52,929           48,515
                                                     --------         --------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 57,426         $ 52,224
                                                     ========         ========

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.   PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                              STATEMENTS OF INCOME
                              (PARENT COMPANY ONLY)

                                                            Years Ended December 31,
                                                     --------------------------------------
                                                      2001           2000             1999
                                                     -------        -------         -------
                                                             (Dollars In Thousands)
Income:
 Interest on loans, including fees                   $    11        $    28         $    30
 Dividends from subsidiaries                           3,307          2,241           1,708
 Other                                                 2,210          1,939           1,733
                                                     -------        -------         -------
                                                       5,528          4,208           3,471
                                                     -------        -------         -------
Expenses:
 Salaries and employee benefits                        2,990          2,696           2,004
 Occupancy                                             1,146            771             564
 Interest                                                198            220              64
 Other                                                 1,073            881           1,089
                                                     -------        -------         -------
                                                       5,407          4,568           3,721
                                                     -------        -------         -------
  Income (loss) before income tax benefit and
   equity in undistributed net income of
   subsidiaries                                          121           (360)           (250)

Income tax benefit                                     1,094            831             534
                                                     -------        -------         -------
  Income before equity in undistributed net
   income of subsidiaries                              1,215            471             284

Equity in undistributed net income of
 subsidiaries                                          4,493          4,297           3,780
                                                     -------        -------         -------
   NET INCOME                                        $ 5,708        $ 4,768         $ 4,064
                                                     =======        =======         =======

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.   PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                            STATEMENTS OF CASH FLOWS
                              (PARENT COMPANY ONLY)

                                                                      Years Ended December 31,
                                                              2001             2000            1999
                                                             -------         -------         -------
                                                                      (Dollars In Thousands)
Cash Flows From Operating Activities
 Net income                                                  $ 5,708         $ 4,768         $ 4,064
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Equity in undistributed net income of subsidiaries         (4,493)         (4,297)         (3,780)
   Depreciation                                                   77              94             143
   Gain on sale of premises and equipment                       (178)           (153)             --
   Other                                                        (714)         (1,715)            914
                                                             -------         -------         -------
    NET CASH PROVIDED BY (USED IN) OPERATING
     ACTIVITIES                                                  400          (1,303)          1,341
                                                             -------         -------         -------

Cash Flows From Investing Activities
 Net change in loans                                             311              95            (406)
 Proceeds from sales of premises                                  --           1,610           1,349
 Purchases of equipment                                         (204)           (292)            (50)
                                                             -------         -------         -------
    NET CASH PROVIDED BY INVESTING ACTIVITIES                    107           1,413             893
                                                             -------         -------         -------

Cash Flows From Financing Activities
 Net increase (decrease) in notes payable                      1,090           2,712            (260)
 Dividends paid                                               (1,802)         (1,599)         (1,432)
 Purchase of treasury stock                                     (795)         (1,715)           (181)
 Proceeds from the sale of treasury stock                      1,166             125             131
 Proceeds from issuance of common stock                         (497)            (23)            214
                                                             -------         -------         -------
    NET CASH USED IN FINANCING ACTIVITIES                       (838)           (500)         (1,528)
                                                             -------         -------         -------
    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            (331)           (390)            706

Cash and cash equivalents at beginning of year                   346             736              30
                                                             -------         -------         -------
Cash and cash equivalents at end of year                     $    15         $   346         $   736
                                                             =======         =======         =======

                               BOARDS OF DIRECTORS

                   MERCHANTS AND MANUFACTURERS BANCORPORATION

Michael J. Murry
   Chairman of the Board

James F. Bomberg
   President, and Chief Executive Officer

J. Michael Bartels
   President, Bartels Management Services, Inc.

Duane P. Cherek
   President, Cherek Lincoln-Mercury, Inc.

Thomas C. Ebenreiter
   Retired Bank Executive

Thomas F. Gapinski
   Retired Insurance Executive

Casimir S. Janiszewski
   President, Superior Die Set Corporation

Michael T. Judge
   Attorney, Judge & Krzewinski, S.C.

David A. Kaczynski
   President, Cardinal Fabricating Corporation

James F. Kacmarcik
   President, Kapco, Inc.

Conrad C. Kaminski
   President, M&M Bancorp - Milwaukee Region

Nicholas S. Logarakis
   President, Logarakis Group, Inc.

Richard J. Pamperin
   President, Premier Community Bank

Gervase R. Rose
   President, Roman Electric Co.

Jerome T. Sarnowski
   Retired Business Executive

James A. Sass
   President, Max A. Sass Funeral Homes

Thomas J. Sheehan
   Chairman & CEO, Grafton State Bank

Keith C. Winters
   President, Keith C. Winters & Associates, Ltd.


                               LINCOLN STATE BANK

Nicholas S. Logarakis
   Chairman of the Board

Conrad C. Kaminski
   Vice Chairman of the Board

Dr. Francisco Aguilar
   Physician

James F. Bomberg
   President, M&M Bancorp

Michael L. Dana
   Chairman, Dana Investment Advisors, Inc.

Michael D. Dunham
   President, Dunham Global Associates, LTD

Thomas F. Gapinski
   Retired Insurance Executive

Casimir S. Janiszewski
   President, Superior Die Set Corporation

Cynthia A. Loew
   President and Chief Executive Officer

Michael J. Murry
   Chairman of the Board, M&M Bancorp

Thomas J. Sheehan
   Chairman & CEO, Grafton State Bank

                               BOARDS OF DIRECTORS

                               FRANKLIN STATE BANK

Keith C. Winters
   Chairman of the Board

Thomas G. Loew
   Vice Chairman of the Board

J. Michael Bartels
   President, Bartels Management Services, Inc.

James F. Bomberg
   President, M&M Bancorp

John P. Klose
   Realtor, Dwyer/Klose Realty

Gary J. Krawczyk
   Attorney, Krawczyk & Duginski, S.C.

Michael J. Murry
   Chairman of the Board, M&M Bancorp

Gervase R. Rose
   President, Roman Electric Co.

Thomas J. Sheehan
   Chairman & CEO, Grafton State Bank

Donna L. Sweet
   President and Chief Executive Officer


                             LINCOLN COMMUNITY BANK

James A. Sass
   Chairman of the Board

Conrad C. Kaminski
   Vice Chairman of the Board

Robert J. Blonski
   President - M&M Services, Inc.

James F. Bomberg
   President, M&M Bancorp

Maria Monreal-Cameron
  Exec. Director Hispanic Chamber of Commerce

Duane P. Cherek
   President, Cherek Lincoln-Mercury, Inc.

Robert V. Donaj
   Senior Vice President - M&M Bancorp

Frank J. Janiszewski
   Superior Die Set Corporation

David A. Kaczynski
   President, Cardinal Fabricating Corporation

John M. Krawczyk
   Executive Vice President - M&M Bancorp

Mary Jo Krawczyk
   President and Chief Executive Officer

Michael J. Murry
   Chairman of the Board, M&M Bancorp

Steven J. Sass
   Sass Funeral Homes, Inc.

Thomas J. Sheehan
   Chairman & CEO Grafton State Bank

                               BOARDS OF DIRECTORS

                               GRAFTON STATE BANK

Thomas J. Sheehan
   Chairman of the Board of Directors & CEO

Jefford R. Larson
   President

Thomas N. Holton
   President, Holton Brothers, Inc.

James F. Kacmarcik
   President, Kapco, Inc.

Richard A. Kranitz
   Attorney, Kranitz & Philipp

Michael J. Murry
   Chairman of the Board, M&M Bancorp

Jerome T. Sarnowski
   Retired Business Executive


                     LINCOLN NEIGHBORHOOD REDEVELOPMENT CORP

Perfecto Rivera
   Director and Chairman of the Board

Richard W. Heine
   Director and President

Robert J. Blonski
   Director and Vice Chairman of the Board

James Bomberg
   Director and Secretary

Thomas G. Loew
   Director and Vice President

Michael J. Murry
   Director and Treasurer

Robert Nicol
   Director


                         COMMUNITY BANK OF OCONTO COUNTY

Rodney T. Goodell
   Chairman of the Board of Directors

Donald D. Bartels Sr.
   Retired Businessman

Richard L. Dennis
   President & Chief Executive Officer

Thomas C. Ebenreiter
   Retired Bank Executive

Dale R. Halla
   Executive Vice President

Michael T. Judge
   Attorney, Judge & Krzewinski, S.C.

Michael J. Murry
   Chairman of the Board, M&M Bancorp

Richard J. Pamperin
   President, Premier Community Bank

Donald P. Peterson
   Automobile Dealer

James M. Sharpe
   Owner, Assisted Living Center

Michael M. Staszak
   Retired Insurance Executive

Everett L. Yoap
   Auctioneer


                               M&M SERVICES, INC.

Michael J. Murry
   Chairman of the Board

Robert J. Blonski
   President & Chief Executive Officer

Duane P. Cherek
   President, Cherek Lincoln-Mercury, Inc.

Michael J. Duginski
   Attorney, Krawczyk & Duginski, S.C.

Gary J. Krawczyk
   Attorney, Krawczyk & Duginski, S.C.

                              INVESTOR INFORMATION

         Our stock is not listed on any stock exchange or quoted on the National Association of Securities Dealers Quotation Automated Quotation System. Our stock has been quoted on "Pink Sheets", an inter-broker quotation medium, since April 1993, and in the Over The Counter Bulletin Board, an electronic quotation service. Robert W. Baird & Co., Incorporated, a regional securities and investment banking firm headquartered in Milwaukee, Wisconsin, and Howe Barnes Investments, Incorporated, headquartered in Chicago, Illinois, act as the primary market makers for our stock. Our stock is quoted in the "Other Stocks" section of the Milwaukee Journal/Sentinel. Our common stock trading symbol is "MMBI."

         The following table sets forth the quarterly high and low bid prices for the period indicated.

                                             Quotation or Price
                                          -------------------------
          Quarter Ended                   Low Bid          High Bid
          -------------                   -------          --------
          March 31, 2000                  $ 34.00          $ 38.50
          June 30, 2000                     35.00             38.00
          September 30, 2000                28.38             34.50
          December 31, 2000                 23.13             29.75

          MARCH 31, 2001                  $ 19.00          $ 29.00
          JUNE 30, 2001                     22.00             23.90
          SEPTEMBER 30, 2001                22.50             28.75
          DECEMBER 31, 2001                 26.75             28.00

         The approximate number of holders of record of our common stock is 817 as of December 31, 2001.

         Holders of the our stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors from funds legally available for such payments. Our ability to pay cash dividends is dependent primarily on the ability of its subsidiaries to pay dividends to us. The ability of each subsidiary to pay dividends depends on its earnings and financial condition and on compliance with banking statutes and regulations.

         Quarterly dividends for the years ended December 31, 2001 and 2000 are shown in "Selected Financial Data."

   FINANCIAL INFORMATION                  TRANSFER AGENT

    James C. Mroczkowski                  U.S. Bank, N.A.
 Executive Vice President &           Corporate Trust Services
  Chief Financial Officer
 Merchants & Manufacturers          1555 North RiverCenter Drive
    Bancorporation, Inc.             Milwaukee, Wisconsin 53212
 14100 West National Avenue                (414) 276-3737
      P.O. Box 511160                      (800) 637-7549
New Berlin, Wisconsin 53151
       (262) 827-6713